Sales Report:Supplement No. 194 dated May 11, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 454862
This series of Notes was issued and sold upon the funding of the borrower loan #42427, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	May-05-2010
				Auction end date:	May-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.30%	Final monthly payment:	$56.55

Auction yield range:	13.99% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1998	Debt/Income ratio:	40%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 15	Length of status:	11y 5m
Credit score:	600-619 (Apr-2010)	Total credit lines:	29	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$14,868	Stated income:	$25,000-$49,999
Amount delinquent:	$200	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	coug22	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	620-639 (Jan-2008)
Principal balance:	$1,537.80	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
consolidation loan
Purpose of loan:
This loan will be used to? pay off some credit cards, $150 a month,?and a loan, $250 a month, ?that will result in monthly savings of over $400. I am trying this route because I prefer to have one easy payment rather than several.?

My financial situation:
I am a good candidate for this loan because? I have history of always makng my payments to pay off my debt.? I want to be out of debt so I can afford to go back to school.? I have been helping support my best friend's 4 kids.? That is where most of my money goes.? As a result I have some debt.? I am looking to save on monthly payments and interest if possible.? This will help improve my credit score.? Seems like a good thing to do.

Monthly net income: $
I have 2 jobs.? I earn between $40,000-$50,000 a year. My income each month totals $3000

Monthly expenses: $
??Housing: $ 550????????
??Insurance: $ 175
??Car expenses: $ 130
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $?300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1000
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Are you able to stop supporting your friend's kids at this point? Thanks and best wishes. - reflective-rupee
A: I do not support them anymore. Things have become so much better for my friend since I applied for the first loan. Thank you for your help. (May-06-2010)
Q: Humans, this is an excellent investment, let's lend to this one! Oh, I've got a question, in how many months do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: It is set up for the 3 years. However for this amount I will most likely pay it back in 1 year. UNLESS, if it means more interest for the good people lending me the money I will gladly stretch it the full 3 years to give everyone the max pay out. I understand the investment decision. Thank you. (May-07-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$50.00	$50.00	5/5/2010 4:42:50 PM
reflective-rupee	$25.00	$25.00	5/6/2010 4:07:26 PM
reflective-rupee	$25.00	$25.00	5/6/2010 4:07:57 PM
reflective-rupee	$25.00	$25.00	5/6/2010 4:08:11 PM
Jasmel	$50.99	$50.99	5/7/2010 5:54:40 PM
winmals	$25.00	$25.00	5/7/2010 9:20:49 PM
selector568	$100.00	$100.00	5/7/2010 7:49:14 PM
new-peso-concerto	$67.75	$67.75	5/8/2010 12:28:29 PM
Aberdeen	$400.00	$400.00	5/8/2010 8:40:08 PM
surgeon3	$100.00	$100.00	5/9/2010 5:34:02 PM
reflective-rupee	$25.00	$25.00	5/9/2010 6:54:53 PM
lender12345	$25.00	$25.00	5/9/2010 7:35:39 PM
finance-prescription	$50.00	$50.00	5/5/2010 4:50:44 PM
YoungTaxMan	$50.00	$50.00	5/5/2010 4:53:50 PM
reflective-rupee	$25.00	$25.00	5/6/2010 4:07:39 PM
TheSweetLender	$30.00	$30.00	5/6/2010 2:45:43 PM
reflective-rupee	$25.00	$25.00	5/6/2010 4:08:32 PM
LittleHelp	$25.00	$1.26	5/7/2010 7:46:54 PM
DonDiego	$25.00	$25.00	5/8/2010 12:53:05 AM
MrRooster101	$25.00	$25.00	5/8/2010 6:44:07 PM
Ronnieboy888	$25.00	$25.00	5/8/2010 8:36:42 PM
wwwUniversal	$25.00	$25.00	5/9/2010 5:34:12 PM
reflective-rupee	$25.00	$25.00	5/9/2010 6:55:13 PM
Ogerta	$25.00	$25.00	5/9/2010 5:12:19 PM
24 bids
Borrower Payment Dependent Notes Series 456202
This series of Notes was issued and sold upon the funding of the borrower loan #42423, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$129.00
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$111.34

Auction yield range:	8.04% - 30.00%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1986	Debt/Income ratio:	43%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	1y 6m
Credit score:	660-679 (Apr-2010)	Total credit lines:	32	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$23,413
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dollar-statuette	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Bills n Taxes
Purpose of loan:
This loan will be used to? Pay off Bills and owed income taxes

My financial situation:
I am a good candidate for this loan because? I pay my?bills on time and have a steady income.

Monthly net income: $ 4000

Monthly expenses: $ 1900 to 2200
??Housing: $ 900
??Insurance: $ 200
??Car expenses: $
??Utilities: $ 175
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 125
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list the balances of each of your debts. Thanks and best wishes. - reflective-rupee
A: Ok, Thank you for your advice (Apr-30-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

life-is-great	$25.00	$25.00	4/29/2010 4:08:28 PM
loanfairy	$25.00	$25.00	4/29/2010 4:09:35 PM
basis-prodigy	$25.00	$25.00	4/29/2010 4:11:08 PM
bchen78875	$25.00	$25.00	4/29/2010 4:11:55 PM
ddog0224	$25.00	$25.00	4/29/2010 4:09:10 PM
engaging-worth	$25.00	$25.00	4/29/2010 4:11:37 PM
Easystreet	$25.00	$25.00	4/29/2010 4:11:42 PM
DcUnited	$25.00	$25.00	4/29/2010 4:39:30 PM
Marathoner	$25.00	$25.00	4/29/2010 4:38:48 PM
interest-jedi0	$50.00	$50.00	4/29/2010 4:44:23 PM
PRGuyinVA	$25.00	$25.00	4/29/2010 4:10:32 PM
integrity-doctor	$100.00	$100.00	4/29/2010 4:44:28 PM
hrubinst	$25.00	$25.00	4/29/2010 4:43:44 PM
JGB	$25.00	$25.00	4/29/2010 4:44:19 PM
Bank_Of_XL	$25.00	$25.00	4/29/2010 6:19:31 PM
Myrick	$25.00	$25.00	4/29/2010 7:12:40 PM
phredd	$50.00	$50.00	4/29/2010 7:18:21 PM
bonus-adventure3	$25.00	$25.00	4/29/2010 6:57:44 PM
Comoparklender	$30.00	$30.00	4/29/2010 4:38:22 PM
Artist_Blue	$25.00	$25.00	4/29/2010 4:39:34 PM
kind-adventurous-finance	$25.00	$25.00	4/29/2010 4:40:00 PM
thorough-exchange4	$25.00	$25.00	4/29/2010 4:44:42 PM
the-profit-oracle	$25.00	$25.00	4/29/2010 4:59:09 PM
ichibon	$75.00	$75.00	4/30/2010 3:27:48 AM
a-finance-nirvana	$25.00	$25.00	4/29/2010 5:13:16 PM
34bcp23	$25.00	$25.00	4/30/2010 7:43:36 AM
1fortheroad	$25.00	$25.00	4/30/2010 9:33:09 AM
jga516	$25.00	$25.00	4/30/2010 9:34:37 AM
gentle-note	$25.00	$25.00	4/30/2010 9:34:54 AM
intlargonaut	$25.00	$25.00	4/30/2010 10:07:23 AM
ms48105	$25.00	$25.00	4/30/2010 9:35:13 AM
credit-kahuna	$44.72	$44.72	4/30/2010 10:30:06 AM
BuffetRocks	$40.59	$40.59	4/30/2010 10:30:13 AM
orange-preeminant-bill	$100.00	$100.00	4/30/2010 4:23:11 AM
dpries123	$25.00	$25.00	4/30/2010 12:22:42 PM
ecspike	$25.00	$25.00	4/30/2010 9:33:13 AM
Ready2Loan	$25.00	$25.00	4/30/2010 9:35:03 AM
fishintime	$25.00	$25.00	4/30/2010 10:12:37 AM
The_Secret	$50.00	$50.00	4/30/2010 10:22:09 AM
successful-agreement7	$63.79	$26.11	4/30/2010 10:30:20 AM
wwwUniversal	$25.00	$25.00	5/5/2010 3:10:51 PM
rock931	$25.00	$25.00	5/5/2010 6:50:27 PM
dorypro	$25.00	$25.00	5/6/2010 8:21:42 AM
Leshan	$25.00	$25.00	5/6/2010 8:53:06 AM
Pu239	$60.00	$60.00	5/6/2010 9:31:06 AM
ryan6853	$25.00	$25.00	5/6/2010 8:41:48 AM
unclerock	$37.65	$37.65	5/6/2010 2:59:58 PM
mmckune	$25.00	$25.00	4/29/2010 4:09:39 PM
gold-disk	$100.00	$100.00	4/29/2010 4:12:20 PM
KandKLegacyInvestments	$25.00	$25.00	4/29/2010 4:21:14 PM
radforj22	$25.00	$25.00	4/29/2010 4:39:11 PM
castleman	$25.00	$25.00	4/29/2010 4:39:21 PM
Avala	$50.00	$50.00	4/29/2010 4:43:57 PM
delicious-social132	$25.00	$25.00	4/29/2010 4:44:02 PM
balanced-bill7	$100.00	$100.00	4/29/2010 4:44:33 PM
GiantAardvark	$25.00	$25.00	4/29/2010 4:44:38 PM
unassassinable	$25.00	$25.00	4/29/2010 4:44:16 PM
finance-prescription	$100.00	$100.00	4/29/2010 4:39:15 PM
dinero-speaker	$25.00	$25.00	4/29/2010 4:44:11 PM
atmaan	$25.00	$25.00	4/30/2010 8:32:53 AM
sarisai	$25.00	$25.00	4/30/2010 9:19:50 AM
SimpleChoice	$25.00	$25.00	4/30/2010 9:35:05 AM
SNH	$45.04	$45.04	4/30/2010 10:20:51 AM
Dabne	$27.37	$27.37	4/30/2010 10:29:58 AM
laughmotel	$25.00	$25.00	4/30/2010 10:13:47 AM
Slend49	$25.00	$25.00	4/30/2010 10:30:18 AM
cornpop	$50.00	$50.00	4/30/2010 10:34:39 AM
treasure-bliss	$100.00	$100.00	4/30/2010 4:22:59 AM
lendingstar	$25.00	$25.00	4/30/2010 8:57:57 AM
self-reliant-integrity0	$50.00	$50.00	4/30/2010 9:23:21 AM
jrbill1998	$50.00	$50.00	4/30/2010 9:48:58 AM
orderly-leverage	$40.00	$40.00	4/30/2010 10:22:11 AM
durability-mad-scientist4	$30.52	$30.52	4/30/2010 10:30:04 AM
interstellar	$50.00	$50.00	4/30/2010 11:31:07 AM
duty-monger	$50.00	$50.00	5/3/2010 6:45:22 AM
Whipster	$25.00	$25.00	5/5/2010 4:17:59 AM
MattProsper	$50.00	$50.00	5/5/2010 8:37:19 PM
yons88	$30.00	$30.00	5/6/2010 3:29:34 PM
point-berserker	$25.00	$25.00	5/6/2010 2:37:18 PM
natural-affluence4	$50.00	$50.00	5/6/2010 1:19:54 PM
newest-phenomenal-money	$25.00	$25.00	5/6/2010 2:00:43 PM
happy-yield	$25.00	$25.00	5/6/2010 2:44:47 PM
olin5	$38.00	$38.00	5/6/2010 2:47:48 PM
83 bids
Borrower Payment Dependent Notes Series 456234
This series of Notes was issued and sold upon the funding of the borrower loan #42405, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2003	Debt/Income ratio:	20%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	2y 0m
Credit score:	660-679 (Apr-2010)	Total credit lines:	23	Occupation:	Analyst
Now delinquent:	1	Revolving credit balance:	$6,015	Stated income:	$50,000-$74,999
Amount delinquent:	$2,291	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	blooming-dough5	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off high interest rate credit cards.

My financial situation:
I am a good candidate for this loan because I am a responsible person and pay my bills on time. I recently had an illness in my family which caused us to rack up credit card debt. It was an emergency situation and I?needed the cash so?I took it from my credit card at a very high intreest rate.

There is one mark on my credit report for my mortgage payment. This is being disputed with the mortgage company and the credit bureau. The payment was submitted on time, however, BOA put in a system upgrade and my payment was somehow canceled. I was not aware of this until I received my next statement that my payment was not made. I provided the confirmation number that I received when I made my payment?and it is currently being reveiwed. I was told this could take up to 60 days to reveiw and anoth 60 days to reverse.

Monthly net household income: $?5,700

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kindness-percolator5	$25.00	$25.00	4/29/2010 4:09:30 PM
Ogerta	$50.00	$50.00	4/29/2010 9:41:23 PM
SNH	$50.00	$50.00	5/4/2010 10:14:25 AM
reasonable-power	$25.00	$25.00	5/4/2010 3:47:35 PM
reflective-rupee	$100.00	$100.00	5/5/2010 9:27:36 AM
victor111	$50.00	$50.00	5/6/2010 5:46:34 AM
mcgovern2024	$50.00	$50.00	5/6/2010 2:35:18 AM
SeaSkyGuy71	$25.00	$25.00	5/6/2010 6:36:22 AM
mcgovern2024	$150.00	$150.00	5/6/2010 2:55:35 AM
periko	$25.16	$25.16	5/5/2010 7:33:50 PM
realtormoises	$25.00	$25.00	5/6/2010 7:11:20 AM
Bill88	$30.00	$15.94	5/6/2010 7:45:46 AM
innovator2	$25.00	$25.00	4/29/2010 5:56:01 PM
retire	$25.00	$25.00	5/4/2010 9:11:46 AM
FASTIZIO_P	$25.00	$25.00	5/5/2010 5:19:58 AM
vigilance-searcher	$25.00	$25.00	5/5/2010 5:15:14 PM
zone6	$100.00	$100.00	5/5/2010 7:12:36 PM
micko	$25.00	$25.00	5/5/2010 5:21:02 PM
reflective-rupee	$100.00	$100.00	5/5/2010 10:12:00 PM
SolarMoonshine	$25.00	$25.00	5/5/2010 5:48:36 PM
well-mannered-income3	$30.00	$30.00	5/5/2010 6:14:08 PM
mcgovern2024	$153.90	$153.90	5/6/2010 3:33:15 AM
capital-galaxy	$100.00	$100.00	5/5/2010 7:35:21 PM
skater	$25.00	$25.00	5/6/2010 3:22:40 AM
Ogerta	$50.00	$50.00	5/6/2010 5:25:40 AM
ComputerCash23	$200.00	$200.00	5/6/2010 7:32:01 AM
26 bids
Borrower Payment Dependent Notes Series 456354
This series of Notes was issued and sold upon the funding of the borrower loan #42433, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Apr-30-2010
				Auction end date:	May-07-2010

Starting lender yield:	8.48%	Starting borrower rate/APR:	9.48% / 9.82%	Starting monthly payment:	$320.24
Final lender yield:	8.30%	Final borrower rate/APR:	9.30% / 9.64%	Final monthly payment:	$319.40

Auction yield range:	3.04% - 8.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1993	Debt/Income ratio:	5%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	16 / 14	Length of status:	6y 5m
Credit score:	840-859 (Apr-2010)	Total credit lines:	50	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$5,159	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	6%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dts2121	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Our new living room
Purpose of loan:
This loan will be used to fund the renovation of our living room.? We've just moved into our new house, and we'd like to paint, install new carpet, and add new lighting fixtures, among a host of other initiatives.?

My financial situation:
I am a good candidate for this loan because?
* I pay all of my bills on time, all the time.?
* I have no debt . . . and I pay 100% of my credit card balance off every month.? No debt.
* I have great income.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: May I ask what your occupation and approximate income range is? - F16Pilot
A: I am an HR Director for a large software company based in Northern CA. I income range is 150-200k annually. Thanks for the inquiry. (May-03-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

amijo	$39.40	$39.40	4/30/2010 3:34:21 PM
kenji4861	$25.00	$25.00	4/30/2010 3:35:52 PM
cawdrw2002	$25.00	$25.00	4/30/2010 3:33:53 PM
Cluvnupe06	$25.00	$25.00	4/30/2010 3:34:03 PM
ChicoBob	$31.36	$31.36	4/30/2010 3:35:10 PM
vtr1000	$25.51	$25.51	4/30/2010 3:35:15 PM
rjblack	$43.68	$43.68	4/30/2010 3:39:16 PM
ArashMass	$30.00	$30.00	4/30/2010 3:37:27 PM
js60l	$25.00	$25.00	4/30/2010 3:39:18 PM
fcukciti	$50.00	$50.00	4/30/2010 3:46:36 PM
bonus-adventure3	$25.00	$25.00	4/30/2010 3:47:17 PM
Marathoner	$25.00	$25.00	4/30/2010 3:46:24 PM
tenacious-compassion9	$30.00	$30.00	4/30/2010 3:47:05 PM
golden-responsibility189	$50.00	$50.00	4/30/2010 3:49:23 PM
money-surge1	$25.00	$25.00	4/30/2010 3:47:43 PM
life-is-great	$25.00	$25.00	4/30/2010 3:50:04 PM
figs4u2	$80.00	$80.00	4/30/2010 3:47:52 PM
mlopez2007	$50.00	$50.00	4/30/2010 3:49:20 PM
Merganser	$25.00	$25.00	4/30/2010 3:49:51 PM
FloridaBookie	$25.00	$25.00	4/30/2010 3:52:44 PM
flexible-vigilance7	$25.00	$25.00	4/30/2010 3:53:33 PM
silver-philosopher	$25.00	$25.00	4/30/2010 3:53:40 PM
leanthony	$25.00	$25.00	4/30/2010 3:53:51 PM
mizount	$25.00	$25.00	4/30/2010 3:52:58 PM
a-finance-nirvana	$25.00	$25.00	4/30/2010 4:12:17 PM
jfd287	$25.00	$25.00	4/30/2010 4:13:52 PM
ferocious-exchange3	$25.00	$25.00	4/30/2010 3:33:16 PM
dlshap	$25.00	$25.00	4/30/2010 4:12:03 PM
KandKLegacyInvestments	$25.00	$25.00	4/30/2010 3:33:37 PM
antlr	$25.00	$25.00	4/30/2010 4:14:40 PM
tender-integrity3	$50.00	$50.00	4/30/2010 3:36:01 PM
lending_pugs	$25.00	$25.00	4/30/2010 3:39:21 PM
museic1	$25.00	$25.00	4/30/2010 3:39:53 PM
balance6	$25.00	$25.00	4/30/2010 5:07:40 PM
finance-negotiator2	$25.00	$25.00	4/30/2010 3:46:18 PM
delicious-social132	$40.00	$40.00	4/30/2010 3:46:48 PM
DukSerduk	$25.00	$25.00	4/30/2010 3:47:26 PM
kulender	$25.00	$25.00	4/30/2010 3:47:33 PM
interest-jedi0	$50.00	$50.00	4/30/2010 3:47:39 PM
hookUup	$25.00	$25.00	4/30/2010 3:48:00 PM
TheMan	$25.00	$25.00	4/30/2010 3:51:13 PM
Ivan2007	$25.00	$25.00	4/30/2010 3:51:53 PM
perlindc	$100.00	$100.00	4/30/2010 3:52:47 PM
TK4	$25.00	$25.00	4/30/2010 3:53:00 PM
Phantom99	$25.00	$25.00	4/30/2010 3:53:17 PM
j2ee	$25.00	$25.00	4/30/2010 4:13:21 PM
Gibbyland	$27.72	$27.72	4/30/2010 4:27:21 PM
zippy-revenue8	$25.00	$25.00	4/30/2010 4:28:46 PM
TikPmp1	$25.00	$25.00	4/30/2010 5:27:40 PM
wealth-cloud	$25.00	$25.00	5/2/2010 9:45:57 PM
peerlender	$25.00	$25.00	5/2/2010 11:00:50 PM
brstern2	$25.00	$25.00	5/2/2010 11:50:47 PM
mikeandcat	$25.10	$25.10	5/3/2010 5:40:55 AM
Captain88	$25.00	$25.00	5/3/2010 4:45:48 AM
alpinaut	$25.00	$25.00	5/3/2010 5:13:01 AM
Tootsolrac	$25.00	$25.00	5/3/2010 6:15:59 AM
teejay411	$100.00	$100.00	5/3/2010 5:50:49 AM
NR	$25.00	$25.00	5/3/2010 6:47:30 AM
Zanch	$25.00	$25.00	5/3/2010 6:47:42 AM
lendersf	$67.79	$47.59	5/3/2010 6:47:48 AM
Rdodson11	$25.00	$25.00	5/3/2010 6:36:47 AM
fair-funds	$25.00	$25.00	5/3/2010 6:47:27 AM
ricpick	$50.00	$50.00	5/3/2010 6:47:32 AM
betak	$50.00	$50.00	5/3/2010 6:47:40 AM
balance-voyager	$100.00	$100.00	5/3/2010 6:47:44 AM
icontender	$25.00	$25.00	5/3/2010 6:47:29 AM
medan20356	$25.00	$25.00	5/3/2010 6:47:39 AM
bayfocus	$25.00	$25.00	5/3/2010 6:47:46 AM
Tech-Entrepreneur	$25.00	$25.00	5/3/2010 6:55:44 AM
otalon	$30.60	$30.60	5/3/2010 8:32:50 AM
turbostar666	$30.00	$30.00	5/3/2010 9:46:13 AM
satisfying-durability	$25.00	$25.00	5/3/2010 9:46:38 AM
FinDoc	$25.00	$25.00	5/3/2010 10:16:16 AM
jojo6686	$60.00	$60.00	5/3/2010 10:51:40 AM
runfree	$100.00	$100.00	5/3/2010 10:56:34 AM
lawyervon	$25.00	$25.00	5/3/2010 3:25:52 PM
entertaining-greenback2	$27.69	$27.69	5/3/2010 6:21:09 PM
dontscrewmeover1	$50.00	$50.00	5/3/2010 7:13:38 PM
selector568	$96.65	$96.65	5/4/2010 8:36:36 AM
Loves-Corvairs	$50.00	$50.00	5/4/2010 9:12:18 AM
mikeandcat	$75.00	$75.00	5/4/2010 9:32:36 AM
roadster199	$25.00	$25.00	5/4/2010 10:05:32 AM
felicity-loyalist0	$60.00	$60.00	5/4/2010 6:46:27 PM
deal-pledge	$25.00	$25.00	5/4/2010 10:03:08 PM
HawaiianHelper	$100.00	$100.00	5/5/2010 1:40:14 AM
thoughtful-justice8	$25.00	$25.00	5/5/2010 6:42:44 AM
F16Pilot	$25.00	$25.00	5/5/2010 5:47:32 AM
Grandmahoneybee	$50.00	$50.00	5/5/2010 8:13:20 PM
ToloUSN	$50.00	$50.00	5/6/2010 9:13:37 AM
yons88	$30.00	$30.00	5/6/2010 3:34:43 PM
Astyanax	$40.00	$40.00	5/6/2010 2:12:02 PM
OzGuy609	$25.00	$25.00	5/6/2010 3:26:27 PM
authoritative-capital	$25.00	$25.00	5/6/2010 4:15:44 PM
OoM	$25.00	$25.00	5/6/2010 8:08:29 PM
crw1950	$50.00	$50.00	5/6/2010 8:22:07 PM
Supernova3	$25.00	$25.00	5/6/2010 6:55:18 PM
Patrician	$48.85	$48.85	5/7/2010 12:10:34 AM
Tsimmeej	$25.00	$25.00	5/7/2010 1:17:41 AM
cash-sensai2	$25.00	$25.00	5/6/2010 9:59:42 PM
bamboozled_again	$47.88	$47.88	5/7/2010 1:34:05 AM
eastindianprince	$25.00	$25.00	5/6/2010 11:13:19 PM
kgeezy	$40.32	$40.32	5/7/2010 2:44:02 AM
FundMaker	$25.00	$25.00	5/7/2010 6:52:57 AM
dma1206	$25.00	$25.00	5/7/2010 1:06:19 AM
Snoopylover	$25.00	$25.00	5/7/2010 6:04:09 AM
jtoms101	$49.52	$49.52	5/7/2010 6:07:28 AM
BKuhl44	$173.47	$173.47	5/7/2010 7:15:27 AM
discrete-asset	$25.00	$25.00	5/7/2010 2:30:33 AM
marshallmanhattan	$25.00	$25.00	5/7/2010 8:23:09 AM
SOP_Bank	$25.00	$25.00	5/7/2010 8:42:03 AM
jimmya	$27.57	$27.57	5/7/2010 5:11:47 AM
Kelor99	$25.00	$25.00	5/7/2010 9:36:17 AM
gustavholstopus32	$25.00	$25.00	5/7/2010 6:23:08 AM
webwesen	$25.00	$25.00	5/7/2010 6:29:04 AM
doomsday18	$25.00	$25.00	5/7/2010 6:44:37 AM
dsgfl1	$100.00	$100.00	5/7/2010 9:49:28 AM
Richmp412	$25.00	$25.00	5/7/2010 6:53:41 AM
Ven58	$25.00	$25.00	5/7/2010 11:04:16 AM
John_Galt	$50.00	$50.00	5/7/2010 12:02:40 PM
benevolent-benefit	$50.00	$50.00	5/7/2010 9:59:12 AM
Pendruce	$25.00	$25.00	5/7/2010 2:43:04 PM
jayk63	$25.00	$25.00	5/7/2010 3:26:05 PM
friendinmoney	$25.00	$25.00	5/7/2010 3:30:28 PM
flshdaskll	$25.00	$25.00	5/7/2010 11:11:39 AM
friendinmoney	$25.00	$25.00	5/7/2010 3:28:24 PM
mrzz	$25.00	$25.00	4/30/2010 3:35:02 PM
LKN2RTR	$25.00	$25.00	4/30/2010 3:35:07 PM
transparency-giant	$48.17	$48.17	4/30/2010 3:35:37 PM
buckyhead2000	$25.00	$25.00	4/30/2010 3:38:26 PM
tatsuo20001	$25.00	$25.00	4/30/2010 3:34:18 PM
blukestrel	$25.00	$25.00	4/30/2010 3:35:13 PM
BankOfFrankFairness	$50.00	$50.00	4/30/2010 3:39:23 PM
donloah	$25.00	$25.00	4/30/2010 3:35:30 PM
mathprof	$25.00	$25.00	4/30/2010 3:39:44 PM
dharma1	$25.00	$25.00	4/30/2010 3:36:17 PM
revmax	$25.00	$25.00	4/30/2010 3:37:57 PM
thedoctor	$90.00	$90.00	4/30/2010 3:39:40 PM
GeorgiaGator	$50.00	$50.00	4/30/2010 3:44:09 PM
balanced-bill7	$50.00	$50.00	4/30/2010 3:45:53 PM
credit-scout7	$30.00	$30.00	4/30/2010 3:46:04 PM
seattle	$25.00	$25.00	4/30/2010 3:46:27 PM
evnagelist	$25.00	$25.00	4/30/2010 3:46:42 PM
meenan	$25.00	$25.00	4/30/2010 3:46:54 PM
TakeCare	$100.00	$100.00	4/30/2010 3:47:15 PM
castleman	$25.00	$25.00	4/30/2010 3:46:06 PM
harty	$60.00	$60.00	4/30/2010 3:46:13 PM
truth-image	$50.00	$50.00	4/30/2010 3:46:45 PM
radforj22	$40.00	$40.00	4/30/2010 3:49:16 PM
bright-balance	$25.00	$25.00	4/30/2010 3:47:11 PM
bchen78875	$50.00	$50.00	4/30/2010 3:49:54 PM
GiantAardvark	$25.00	$25.00	4/30/2010 3:47:45 PM
platinum-rapture6	$25.00	$25.00	4/30/2010 3:50:06 PM
afotherg	$25.00	$25.00	4/30/2010 3:47:57 PM
Veridic	$25.00	$25.00	4/30/2010 3:50:15 PM
fortytwo	$100.00	$100.00	4/30/2010 3:49:14 PM
engaging-worth	$25.00	$25.00	4/30/2010 3:50:08 PM
degster	$25.00	$25.00	4/30/2010 3:50:36 PM
authoritative-capital	$25.00	$25.00	4/30/2010 3:52:38 PM
ganoman21	$25.00	$25.00	4/30/2010 3:52:46 PM
surfhoss644	$25.00	$25.00	4/30/2010 3:53:20 PM
pawsitive	$25.00	$25.00	4/30/2010 3:53:26 PM
Mopedcouple	$25.00	$25.00	4/30/2010 4:12:41 PM
chipperjohnson	$50.00	$50.00	4/30/2010 4:13:18 PM
impartial-deal	$25.00	$25.00	4/30/2010 3:34:29 PM
meux99	$25.00	$25.00	4/30/2010 3:35:58 PM
zbfamwl	$25.00	$25.00	4/30/2010 4:13:54 PM
DeathScythe676	$25.00	$25.00	4/30/2010 3:39:30 PM
turbospeed	$25.00	$25.00	4/30/2010 3:40:08 PM
teller	$60.00	$60.00	4/30/2010 5:28:05 PM
Artist_Blue	$25.00	$25.00	4/30/2010 3:45:04 PM
kind-adventurous-finance	$25.00	$25.00	4/30/2010 3:45:57 PM
Daneistes	$100.00	$100.00	4/30/2010 3:47:20 PM
JGB	$25.00	$25.00	4/30/2010 3:47:36 PM
thorough-exchange4	$40.00	$40.00	4/30/2010 3:48:02 PM
honorable-yield	$50.00	$50.00	4/30/2010 3:51:06 PM
Jassi	$25.00	$25.00	4/30/2010 3:51:15 PM
bayareainv	$46.32	$46.32	4/30/2010 3:52:31 PM
1fortheroad	$25.00	$25.00	4/30/2010 3:52:42 PM
social-comet7	$25.00	$25.00	4/30/2010 3:52:45 PM
reueljw	$25.00	$25.00	4/30/2010 3:53:23 PM
magnificent-reward9	$25.00	$25.00	4/30/2010 3:53:56 PM
pbo922	$25.00	$25.00	4/30/2010 4:09:59 PM
uncleubb	$25.00	$25.00	4/30/2010 4:10:30 PM
Searlzy	$25.00	$25.00	4/30/2010 4:13:07 PM
careful-note	$50.00	$50.00	4/30/2010 4:14:36 PM
bigdogsafety1	$25.00	$25.00	5/2/2010 9:37:15 PM
joseapg	$25.00	$25.00	5/2/2010 9:55:39 PM
GenerousGentleMan	$34.85	$34.85	5/2/2010 10:45:48 PM
Kame	$25.00	$25.00	5/3/2010 1:56:19 AM
NATIVEBORN	$25.00	$25.00	5/3/2010 3:26:23 AM
inspired-contract9	$34.77	$34.77	5/3/2010 4:42:47 AM
Nco	$25.00	$25.00	5/3/2010 6:26:29 AM
Blue_HorseShoe	$25.00	$25.00	5/3/2010 6:26:33 AM
jdashv	$25.00	$25.00	5/3/2010 6:26:38 AM
DadWarbucks	$25.00	$25.00	5/3/2010 6:26:52 AM
unclejaef	$25.00	$25.00	5/3/2010 6:27:06 AM
Hoov	$25.00	$25.00	5/3/2010 6:26:31 AM
lagnisiruk	$25.00	$25.00	5/3/2010 6:26:35 AM
KrazyCelticKid	$100.00	$100.00	5/3/2010 6:47:28 AM
auction-poblano	$25.00	$25.00	5/3/2010 6:47:38 AM
martinatime	$25.00	$25.00	5/3/2010 6:47:45 AM
Divot	$25.00	$25.00	5/3/2010 6:27:07 AM
manuvns	$25.00	$25.00	5/3/2010 6:55:43 AM
compassion-paladin042	$25.00	$25.00	5/3/2010 6:36:17 AM
zigzagz03	$25.00	$25.00	5/3/2010 6:47:29 AM
LittleTiny	$25.00	$25.00	5/3/2010 6:47:33 AM
leodaguy	$25.00	$25.00	5/3/2010 6:47:41 AM
RG	$35.00	$35.00	5/3/2010 6:47:47 AM
authentic-diversification	$25.00	$25.00	5/3/2010 6:47:26 AM
justice-dna	$35.00	$35.00	5/3/2010 6:47:31 AM
InvestorPartners	$25.00	$25.00	5/3/2010 6:47:43 AM
GrayStudio	$50.00	$50.00	5/3/2010 8:23:10 AM
iolaire	$25.00	$25.00	5/3/2010 10:11:51 AM
minista	$25.00	$25.00	5/3/2010 11:01:01 AM
dbanwart	$25.00	$25.00	5/3/2010 1:03:47 PM
yield-zoomer	$50.00	$50.00	5/3/2010 3:35:04 PM
DHolly	$25.00	$25.00	5/3/2010 3:58:53 PM
RandyL3	$99.00	$99.00	5/3/2010 4:41:41 PM
giovani	$25.00	$25.00	5/3/2010 6:36:25 PM
wwwUniversal	$25.00	$25.00	5/3/2010 6:59:12 PM
the-profit-oracle	$25.00	$25.00	5/3/2010 10:31:26 PM
SCD	$25.00	$25.00	5/4/2010 6:42:38 AM
blot44	$25.00	$25.00	5/4/2010 6:44:16 AM
zento	$25.00	$25.00	5/4/2010 8:39:49 AM
midifool	$25.00	$25.00	5/4/2010 9:46:43 AM
natural-affluence4	$50.00	$50.00	5/4/2010 10:44:27 AM
Sven79	$48.99	$48.99	5/4/2010 10:13:12 AM
favorite-commerce	$50.00	$50.00	5/4/2010 12:29:23 PM
orange-dollar-guild	$50.00	$50.00	5/4/2010 1:22:37 PM
tekkie2412	$25.00	$25.00	5/4/2010 5:45:42 PM
widowsmite	$50.00	$50.00	5/5/2010 4:44:12 AM
interstellar	$50.00	$50.00	5/5/2010 4:55:27 AM
buffalobills	$25.00	$25.00	5/5/2010 7:17:44 AM
blissful-note7	$25.00	$25.00	5/5/2010 5:21:23 PM
best-vivacious-funds	$25.00	$25.00	5/6/2010 6:18:28 AM
rich329	$25.00	$25.00	5/6/2010 3:00:48 AM
HaniaGroup	$31.57	$31.57	5/6/2010 3:12:10 AM
tsmonaghan	$31.65	$31.65	5/6/2010 12:31:21 PM
drysdale-sd	$25.00	$25.00	5/6/2010 10:17:09 AM
bouvierchamp	$35.13	$35.13	5/6/2010 4:25:35 PM
bomdel	$25.00	$25.00	5/6/2010 4:15:46 PM
adhawan325	$25.00	$25.00	5/6/2010 4:24:12 PM
mitcha1	$25.00	$25.00	5/6/2010 5:15:46 PM
neighborly-power8	$50.00	$50.00	5/6/2010 5:27:55 PM
CSinvestments	$29.65	$29.65	5/6/2010 5:38:58 PM
pure-fairness	$33.79	$33.79	5/6/2010 6:01:18 PM
greenback-ally	$50.00	$50.00	5/6/2010 8:23:51 PM
stemper	$50.00	$50.00	5/6/2010 6:43:27 PM
seabowl	$25.00	$25.00	5/6/2010 8:34:49 PM
ultimatepaintball	$25.00	$25.00	5/7/2010 1:30:16 AM
djlucas	$28.20	$28.20	5/7/2010 6:39:59 AM
edts13	$100.00	$100.00	5/7/2010 8:53:30 AM
webwesen	$50.00	$50.00	5/7/2010 6:28:39 AM
Barky52	$25.00	$25.00	5/7/2010 6:46:57 AM
calbertrand	$25.00	$25.00	5/7/2010 6:54:22 AM
Jcardone33	$25.00	$25.00	5/7/2010 7:27:16 AM
LA-Funding-Bank	$50.00	$50.00	5/7/2010 10:20:34 AM
GBlack	$25.00	$25.00	5/7/2010 9:14:57 AM
yield-quest	$100.00	$100.00	5/7/2010 1:21:41 PM
Nyarpy	$25.00	$25.00	5/7/2010 11:38:04 AM
Chesterite	$200.00	$200.00	5/7/2010 12:08:51 PM
roguewinner	$25.00	$25.00	5/7/2010 2:08:09 PM
Dollars4Rent	$25.00	$25.00	5/7/2010 2:14:20 PM
LawyerLoan	$300.00	$300.00	5/7/2010 1:25:45 PM
RugbyFan	$25.00	$25.00	5/7/2010 10:05:56 AM
octoberfresh	$25.00	$25.00	5/7/2010 2:24:36 PM
Lender97	$50.00	$50.00	5/7/2010 11:18:33 AM
credit-haven7	$100.00	$100.00	5/7/2010 12:20:57 PM
268 bids
Borrower Payment Dependent Notes Series 456392
This series of Notes was issued and sold upon the funding of the borrower loan #42377, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,400.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$124.63
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 21.22%	Final monthly payment:	$124.63

Auction yield range:	8.04% - 18.00%	Estimated loss impact:	8.42%
Lender servicing fee:	1.00%	Estimated return:	9.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	10%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	0y 3m
Credit score:	700-719 (Apr-2010)	Total credit lines:	15	Occupation:	Tradesman - Electri...
Now delinquent:	0	Revolving credit balance:	$11,137	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cake7	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
high interest credit card
Purpose of loan:
This loan will be used to? consolidate two high interest credit card debt CHASE VISA $2200?? at 18% APY? Macys? $1000 at 24% APY
I also have a CITIBANK mastercard 7000 at 19% APY . which will not be part of this loan . I would like to combine the Macys and Chase? into one monthly payment
I RATHER PAY YOU THAN THE CREDIT CARD COMPANIES? WHO jacked up my interest rates after so many years with them.

My financial situation:
I am a good candidate for this loan because? I do pay my bills on time and I am very responsible .

Monthly net income: $ 4700

Monthly expenses: $
??Housing: $1400.00
??Insurance: $ 200
??Car expenses: $
??Utilities: none I recently moved in an APT complex where my utilities are included in my rent

??Phone, cable, internet: $ my wife pays this portion of the bills
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300 per month
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

income-fortress	$25.00	$25.00	4/29/2010 4:39:41 PM
loan_doctor	$25.00	$25.00	4/29/2010 4:41:00 PM
DasMula	$50.00	$50.00	4/29/2010 9:06:47 PM
DasMula	$50.00	$50.00	4/29/2010 9:06:07 PM
cognizant-rate732	$50.00	$50.00	5/4/2010 8:36:21 AM
reflective-rupee	$100.00	$100.00	5/4/2010 9:08:39 PM
JGuide	$26.05	$26.05	5/5/2010 10:36:00 AM
113121	$50.00	$50.00	5/5/2010 5:41:00 PM
113121	$500.00	$500.00	5/6/2010 7:41:14 AM
LeoBUSIIT	$25.00	$25.00	5/6/2010 8:10:27 AM
Astyanax	$40.00	$40.00	5/6/2010 10:52:42 AM
Josphine	$25.00	$25.00	5/6/2010 11:11:43 AM
Leshan	$33.33	$33.33	5/6/2010 9:02:42 AM
wwwUniversal	$25.00	$25.00	5/6/2010 2:28:59 PM
mpatrick	$50.00	$50.00	5/6/2010 2:32:15 PM
newest-phenomenal-money	$25.00	$25.00	5/6/2010 2:01:25 PM
DasMula	$50.00	$50.00	4/29/2010 9:06:21 PM
DasMula	$50.00	$50.00	4/29/2010 9:06:34 PM
cash-vault	$25.00	$25.00	4/30/2010 12:53:17 PM
jpblan11	$25.00	$25.00	4/30/2010 4:39:07 PM
prohelper	$25.00	$25.00	5/4/2010 12:47:02 PM
Josphine	$50.00	$50.00	5/4/2010 1:44:12 PM
nilonc1	$50.00	$50.00	5/4/2010 4:11:36 PM
jazz619	$25.00	$25.00	5/4/2010 7:22:40 PM
blissful-note7	$25.00	$25.00	5/5/2010 9:36:08 AM
order-tonic	$25.00	$25.00	5/5/2010 12:38:10 PM
heerzaquestion	$50.00	$50.00	5/5/2010 4:49:03 PM
Rogesparkguy	$25.00	$25.00	5/5/2010 6:44:18 PM
gpuck	$25.00	$25.00	5/5/2010 5:21:41 PM
MattProsper	$75.00	$75.00	5/5/2010 8:47:29 PM
loanman2007	$75.00	$75.00	5/6/2010 6:51:58 AM
shrewd-income	$100.00	$100.00	5/6/2010 8:57:40 AM
113121	$1,500.00	$850.62	5/6/2010 12:44:42 PM
capital-relief4	$50.00	$50.00	5/6/2010 12:48:20 PM
reflective-rupee	$200.00	$200.00	5/6/2010 11:18:19 AM
peace-stream5	$500.00	$500.00	5/6/2010 12:11:36 PM
36 bids
Borrower Payment Dependent Notes Series 457226
This series of Notes was issued and sold upon the funding of the borrower loan #42380, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-06-2010
				Auction end date:	May-07-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$141.48
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$141.48

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2004	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	0y 8m
Credit score:	640-659 (May-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,555	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	balance-twister	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Educational loan
I intend to use this loan to pay off some of the debts accrued from school this year.

I am an English literature student, planning to attend the University of Denver Publishing Institute, and hope to work with a publishing house upon graduation.

This summer I will be working two full-time jobs, and will be completely capable of paying back my debts.

Monthly breakdown:
Car insurance: $48
Rent: $50
Gas: $150-200
Food: $150
(and possibly a few odds and ends thrown in there)

Job 1: $1,500
Job 2: $800
*I volunteer at a hospital within the social work department 26 hours per week*

Also, According to CreditKarma my credit score is 717 (as of 5/4/2010). My revolving debt consists of text books and a meal plan, and a car emergency (new tires), which is what I plan on paying off with this loan.

Feel free to ask any questions.

Thanks for your support.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

social-conductor4	$25.00	$25.00	5/6/2010 5:07:07 PM
shrewd-peace7	$35.00	$35.00	5/6/2010 5:06:25 PM
worth-arch	$25.00	$25.00	5/6/2010 5:13:04 PM
yeti888	$25.00	$25.00	5/6/2010 5:13:53 PM
gelidfrank	$25.00	$25.00	5/6/2010 5:14:55 PM
copper	$30.00	$30.00	5/6/2010 5:15:03 PM
reward-adventure	$30.00	$30.00	5/6/2010 5:15:05 PM
personal-lender	$25.00	$25.00	5/6/2010 5:16:10 PM
Rattlehead	$25.00	$25.00	5/6/2010 5:16:39 PM
Streetfighter	$50.00	$50.00	5/6/2010 5:16:46 PM
unforgettable-order9	$25.00	$25.00	5/6/2010 5:16:52 PM
Artist_Blue	$25.00	$25.00	5/6/2010 5:16:57 PM
red-favorable-basis	$25.00	$25.00	5/6/2010 5:16:35 PM
generous-deal6	$25.00	$25.00	5/6/2010 5:13:47 PM
dime-producer	$25.00	$25.00	5/6/2010 5:14:37 PM
life-is-great	$25.00	$25.00	5/6/2010 5:20:02 PM
deal-hickory5	$25.00	$25.00	5/6/2010 5:15:36 PM
unforgettable-fund2	$25.00	$25.00	5/6/2010 5:15:59 PM
Zolton	$200.00	$200.00	5/6/2010 5:16:18 PM
DcUnited	$25.00	$25.00	5/6/2010 5:17:06 PM
asiaratt	$100.00	$100.00	5/6/2010 5:21:32 PM
return-eclipse0	$25.00	$25.00	5/6/2010 5:22:44 PM
kmr2	$250.00	$250.00	5/6/2010 5:24:37 PM
kindness-percolator5	$25.00	$25.00	5/6/2010 5:23:51 PM
zburner	$25.00	$25.00	5/6/2010 5:26:01 PM
GInBaghdad	$25.00	$25.00	5/6/2010 5:26:05 PM
theprince	$35.00	$35.00	5/6/2010 5:26:26 PM
Banker7371	$25.00	$25.00	5/6/2010 5:26:40 PM
the-bid-sorcerer	$25.00	$25.00	5/6/2010 5:21:39 PM
thestartuplender	$35.00	$35.00	5/6/2010 5:27:51 PM
PRGuyinVA	$25.00	$25.00	5/6/2010 5:28:02 PM
valiant-liberty4	$25.00	$25.00	5/6/2010 5:28:06 PM
investment-forte	$25.00	$25.00	5/6/2010 5:28:12 PM
lucrative-dollar	$25.00	$25.00	5/6/2010 5:27:59 PM
gjh37	$25.00	$25.00	5/6/2010 5:23:31 PM
ssh1983	$25.00	$25.00	5/6/2010 5:23:58 PM
icecoldcash	$25.00	$25.00	5/6/2010 5:25:56 PM
funds-rascal	$25.00	$25.00	5/6/2010 5:25:59 PM
magnolia161	$25.00	$25.00	5/6/2010 5:26:11 PM
famous-bill	$50.00	$50.00	5/6/2010 5:26:30 PM
robust-trade	$50.00	$50.00	5/6/2010 6:55:07 PM
dschaaf	$25.00	$25.00	5/6/2010 5:27:24 PM
Ducatiman1978	$25.00	$25.00	5/6/2010 10:04:52 PM
aasx1108	$25.00	$25.00	5/6/2010 5:27:49 PM
hope-equation	$33.35	$33.35	5/6/2010 5:27:58 PM
frogperson	$25.00	$25.00	5/6/2010 5:28:07 PM
rescue	$50.00	$50.00	5/6/2010 11:29:20 PM
wwwUniversal	$25.00	$25.00	5/6/2010 11:29:38 PM
Sixmil	$25.00	$25.00	5/6/2010 11:29:25 PM
Dave0	$25.00	$25.00	5/6/2010 11:29:11 PM
Comoparklender	$25.00	$25.00	5/6/2010 5:10:40 PM
Havana21	$50.00	$50.00	5/6/2010 5:13:14 PM
cablenews	$25.00	$25.00	5/6/2010 5:16:03 PM
actvtrdr	$35.00	$35.00	5/6/2010 5:15:25 PM
rhin0cerx	$50.00	$50.00	5/6/2010 5:16:27 PM
JGB	$25.00	$25.00	5/6/2010 5:15:47 PM
supreme-hope	$25.00	$25.00	5/6/2010 5:15:54 PM
payment-gusto	$25.00	$25.00	5/6/2010 5:12:41 PM
basis-prodigy	$25.00	$25.00	5/6/2010 5:14:41 PM
orderly-leverage	$30.00	$30.00	5/6/2010 5:15:15 PM
GiantAardvark	$25.00	$25.00	5/6/2010 5:15:31 PM
autonomous-truth	$25.00	$25.00	5/6/2010 5:17:01 PM
balanced-bill7	$75.00	$75.00	5/6/2010 5:17:10 PM
marketplace-buckeye	$25.00	$25.00	5/6/2010 5:17:14 PM
loyalist1	$100.00	$100.00	5/6/2010 5:22:08 PM
Lam0nt	$25.00	$25.00	5/6/2010 5:24:54 PM
desertoasis	$25.00	$25.00	5/6/2010 5:24:07 PM
global_microfinance	$25.00	$25.00	5/6/2010 5:25:10 PM
deal-secret-agent	$25.00	$25.00	5/6/2010 5:25:16 PM
Midwestvalues	$100.00	$100.00	5/6/2010 5:26:16 PM
Phantom99	$25.00	$25.00	5/6/2010 5:26:55 PM
Marathoner	$25.00	$25.00	5/6/2010 5:26:58 PM
jonbozeman	$25.00	$25.00	5/6/2010 5:27:38 PM
AF-Chief	$28.00	$28.00	5/6/2010 5:27:44 PM
a-healthy-affluence	$28.33	$28.33	5/6/2010 5:27:54 PM
terminus	$25.00	$25.00	5/6/2010 5:28:00 PM
mtquan	$25.00	$25.00	5/6/2010 5:28:09 PM
Speculator	$100.00	$100.00	5/6/2010 5:23:03 PM
Rogesparkguy	$25.00	$25.00	5/6/2010 5:23:08 PM
silver-trajectory6	$25.00	$25.00	5/6/2010 5:23:16 PM
asset-professor	$35.00	$35.00	5/6/2010 5:24:14 PM
autonomous-basis	$25.00	$25.00	5/6/2010 5:50:46 PM
Zingaro	$25.00	$25.00	5/6/2010 5:25:53 PM
castleman	$25.00	$25.00	5/6/2010 5:26:08 PM
ukstevenhawaii	$50.00	$50.00	5/6/2010 5:26:13 PM
oldmora	$50.00	$50.00	5/6/2010 5:26:45 PM
_wally_	$25.00	$25.00	5/6/2010 5:27:19 PM
burrito6	$25.00	$25.00	5/6/2010 5:27:41 PM
MARWARISETH	$25.00	$25.00	5/6/2010 8:23:49 PM
TheBaldGuy	$25.00	$25.00	5/6/2010 11:25:17 PM
Supernick	$25.00	$25.00	5/6/2010 5:28:01 PM
javajahn	$25.00	$25.00	5/6/2010 5:28:05 PM
bhorenst	$25.00	$25.00	5/6/2010 11:39:07 PM
sharkm	$25.00	$20.32	5/6/2010 11:39:35 PM
KDW08	$25.00	$25.00	5/6/2010 7:06:27 PM
schpere	$25.00	$25.00	5/6/2010 7:49:14 PM
influential-compassion9	$25.00	$25.00	5/6/2010 7:59:16 PM
littlemonkey	$25.00	$25.00	5/6/2010 11:34:27 PM
market-pudding	$25.00	$25.00	5/7/2010 1:43:00 AM
99 bids
Borrower Payment Dependent Notes Series 457388
This series of Notes was issued and sold upon the funding of the borrower loan #42439, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-07-2010
				Auction end date:	May-07-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$80.85

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 15	Length of status:	10y 7m
Credit score:	660-679 (May-2010)	Total credit lines:	26	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$29,229	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	newhoudl	Borrower's state:	Maryland	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,001.00	< 31 days late:	0 ( 0% )	620-639 (Mar-2007) 620-639 (Jan-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Summerizing the car- unexpectedly
Purpose of loan:Pay for needed car maintenance and repairs
This loan will be used to maintain and repair a used car I bought a few months ago that has a lot of good life left in it. It's a 2001 SLK 320 that I bought for weekend use, and now that the weather is nice I want to be able to take it out. Unfortunately, the convertible hard-top has some issues and these things are never cheap, are they?

My financial situation: I have been with my employer for 11 years and have a stable income. My son will be going to college next year and I recently paid several deposits for tuition and housing to his school. As a result, I found myself cash poor at the time that these repairs needed to be made on the car.
I am a good candidate for this loan because I have paid off my previous loan in a timely manner and am never late on any of my payments or obligations.

Monthly net income: ~$4,500

Monthly expenses: $ 4211
??Housing: $ 1680
??Insurance: $133
??Car expenses: $353
??Utilities: $220
??Phone, cable, internet: $175
??Food, entertainment: $450
??Clothing, household expenses $100
??Credit cards and other loans: $ 1000
??Other expenses: $100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

traice	$25.00	$25.00	5/7/2010 4:25:26 PM
108lender	$75.00	$75.00	5/7/2010 4:26:34 PM
worth-arch	$25.00	$25.00	5/7/2010 4:29:05 PM
dime-producer	$25.00	$25.00	5/7/2010 4:30:35 PM
basis-prodigy	$25.00	$25.00	5/7/2010 4:30:39 PM
yeti888	$25.00	$25.00	5/7/2010 4:29:38 PM
Zolton	$200.00	$200.00	5/7/2010 4:31:40 PM
red-favorable-basis	$25.00	$25.00	5/7/2010 4:31:58 PM
orderly-leverage	$30.00	$30.00	5/7/2010 4:30:50 PM
balanced-bill7	$75.00	$75.00	5/7/2010 4:32:30 PM
actvtrdr	$35.00	$35.00	5/7/2010 4:30:56 PM
JGB	$25.00	$25.00	5/7/2010 4:31:05 PM
supreme-hope	$25.00	$25.00	5/7/2010 4:31:14 PM
Rattlehead	$25.00	$25.00	5/7/2010 4:32:03 PM
autonomous-truth	$25.00	$25.00	5/7/2010 4:32:22 PM
life-is-great	$25.00	$25.00	5/7/2010 4:33:52 PM
Speculator	$100.00	$100.00	5/7/2010 4:34:45 PM
Rogesparkguy	$25.00	$25.00	5/7/2010 4:34:50 PM
silver-trajectory6	$25.00	$25.00	5/7/2010 4:34:53 PM
Comoparklender	$25.00	$25.00	5/7/2010 4:27:38 PM
_wally_	$25.00	$5.00	5/7/2010 4:36:02 PM
rhin0cerx	$50.00	$50.00	5/7/2010 4:31:48 PM
Streetfighter	$50.00	$50.00	5/7/2010 4:32:12 PM
Artist_Blue	$25.00	$25.00	5/7/2010 4:32:18 PM
DcUnited	$25.00	$25.00	5/7/2010 4:32:26 PM
the-bid-sorcerer	$25.00	$25.00	5/7/2010 4:34:23 PM
Phantom99	$25.00	$25.00	5/7/2010 4:35:46 PM
famous-hope	$25.00	$25.00	5/7/2010 4:25:38 PM
CA_Lender	$25.00	$25.00	5/7/2010 4:27:08 PM
fortytwo	$200.00	$200.00	5/7/2010 4:26:07 PM
generous-deal6	$25.00	$25.00	5/7/2010 4:29:31 PM
cablenews	$25.00	$25.00	5/7/2010 4:31:27 PM
personal-lender	$25.00	$25.00	5/7/2010 4:31:37 PM
loyalist1	$100.00	$100.00	5/7/2010 4:30:44 PM
unforgettable-fund2	$25.00	$25.00	5/7/2010 4:31:22 PM
integrity-doctor	$100.00	$100.00	5/7/2010 4:35:09 PM
shrewd-peace7	$50.00	$50.00	5/7/2010 4:25:44 PM
kmr2	$250.00	$250.00	5/7/2010 4:35:19 PM
kindness-percolator5	$25.00	$25.00	5/7/2010 4:35:06 PM
payment-gusto	$25.00	$25.00	5/7/2010 4:28:53 PM
reward-adventure	$30.00	$30.00	5/7/2010 4:30:45 PM
41 bids
Borrower Payment Dependent Notes Series 455791
This series of Notes was issued and sold upon the funding of the borrower loan #42371, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,300.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-27-2010
				Auction end date:	May-04-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$233.43
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$232.82

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1987	Debt/Income ratio:	8%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	3y 2m
Credit score:	780-799 (Apr-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$2,029	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	19%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	13
Screen name:	bold-friendly-credit	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
WAIT book promotion
Thank you to all current and previous bidders!

Purpose of loan: This loan will be used to fund the final stage of book marketing for my forthcoming book.? It includes initial print runs, marketing and promotion needs. Also, provides for the set up of the website and positioning for the Amazon promotion strategy. I have been able to secure endorsements for the book from well known endorsers.

My financial situation:? I have carefully calculated the cost to bring this project to market.? I'm also working with a bestselling author and expert in Amazon bestseller book launches to ensure that the major considerations for taking the book to market are addressed up front to avoid as many challenges as possible.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

unassassinable	$25.00	$25.00	4/27/2010 5:01:33 PM
JGB	$25.00	$25.00	4/27/2010 5:01:40 PM
GiantAardvark	$25.00	$25.00	4/27/2010 5:01:51 PM
mtp	$50.00	$50.00	4/27/2010 5:02:41 PM
radforj22	$40.00	$40.00	4/27/2010 5:03:40 PM
Taxman44	$25.00	$25.00	4/27/2010 5:04:40 PM
engaging-worth	$25.00	$25.00	4/27/2010 5:05:27 PM
RickD1003	$50.00	$50.00	4/27/2010 5:06:41 PM
dschaaf	$25.00	$25.00	4/27/2010 5:06:15 PM
harty	$60.00	$60.00	4/27/2010 5:08:13 PM
KandKLegacyInvestments	$25.00	$25.00	4/27/2010 5:13:33 PM
finance-negotiator2	$25.00	$25.00	4/27/2010 5:08:17 PM
financialaid	$25.00	$25.00	4/27/2010 5:08:22 PM
balanced-bill7	$100.00	$100.00	4/27/2010 5:01:48 PM
mrzz	$25.00	$25.00	4/27/2010 5:02:36 PM
fortytwo	$100.00	$100.00	4/27/2010 5:03:18 PM
cub510	$70.67	$70.67	4/27/2010 5:17:54 PM
upbeat-principal	$25.00	$25.00	4/27/2010 5:03:57 PM
xyzlmno	$25.00	$25.00	4/27/2010 5:21:42 PM
Marathoner	$25.00	$25.00	4/27/2010 5:05:03 PM
grampy48	$25.00	$25.00	4/27/2010 5:05:08 PM
alcyon	$25.00	$25.00	4/27/2010 5:05:50 PM
Cai8899	$59.26	$59.26	4/27/2010 5:22:14 PM
Barak	$40.00	$40.00	4/27/2010 5:24:27 PM
careful-note	$50.00	$50.00	4/27/2010 5:24:31 PM
CaptainBlueberry	$25.00	$25.00	4/27/2010 5:06:46 PM
DcUnited	$25.00	$25.00	4/27/2010 5:06:57 PM
evnagelist	$25.00	$25.00	4/27/2010 5:23:49 PM
DukSerduk	$25.00	$25.00	4/27/2010 5:25:11 PM
truth-image	$50.00	$50.00	4/27/2010 5:23:56 PM
meenan	$25.00	$25.00	4/27/2010 5:24:21 PM
liberty-bearer0	$25.00	$25.00	4/27/2010 5:07:42 PM
bright-balance	$25.00	$25.00	4/27/2010 5:24:46 PM
superchicken	$25.00	$25.00	4/27/2010 5:26:23 PM
telegon	$25.00	$25.00	4/27/2010 5:08:08 PM
hrubinst	$25.00	$25.00	4/27/2010 5:27:10 PM
income-excellence1	$25.00	$25.00	4/27/2010 5:08:38 PM
djs81	$50.00	$50.00	4/27/2010 5:25:42 PM
hookUup	$25.00	$25.00	4/27/2010 5:26:09 PM
GeorgiaGator	$50.00	$50.00	4/27/2010 5:26:21 PM
Avala	$50.00	$50.00	4/27/2010 5:27:29 PM
treasure-generator	$25.00	$25.00	4/27/2010 6:32:42 PM
lostontheedge	$25.00	$25.00	4/27/2010 6:53:46 PM
ChicoBob	$25.23	$25.23	4/27/2010 5:21:37 PM
Strato	$25.00	$25.00	4/27/2010 9:22:54 PM
TakeCare	$100.00	$100.00	4/27/2010 5:24:50 PM
bonus-adventure3	$25.00	$25.00	4/27/2010 5:24:54 PM
flwah	$25.00	$25.00	4/27/2010 9:33:40 PM
MoneySiles	$25.00	$25.00	4/27/2010 5:25:57 PM
mykkai	$25.00	$25.00	4/27/2010 5:26:18 PM
dinero-speaker	$25.00	$25.00	4/27/2010 5:27:38 PM
GElender	$50.00	$50.00	4/27/2010 5:34:05 PM
Gibbyland	$47.59	$47.59	4/27/2010 6:17:42 PM
rosie777	$30.00	$30.00	4/27/2010 6:33:05 PM
srgriff	$25.00	$25.00	4/28/2010 6:14:00 AM
KiwiElf	$30.00	$30.00	4/27/2010 9:22:48 PM
Beverly_Hills_Lender	$25.00	$25.00	4/28/2010 9:36:39 AM
funds-rascal	$25.00	$25.00	4/28/2010 9:09:22 AM
sarisai	$25.00	$25.00	4/28/2010 9:22:01 AM
platinum-rapture6	$25.00	$25.00	4/28/2010 9:34:07 AM
Supp0rter	$36.91	$36.91	4/28/2010 10:33:48 AM
shorthairedg	$50.00	$50.00	4/28/2010 6:39:36 AM
physicsman	$50.00	$50.00	4/28/2010 10:54:25 AM
sisterkate	$25.00	$25.00	4/28/2010 10:54:08 AM
bds9646	$26.00	$26.00	4/28/2010 11:51:20 AM
buckyhead2000	$25.00	$25.00	4/28/2010 11:12:48 AM
xphile	$25.00	$25.00	4/28/2010 12:08:34 PM
Gunjin	$25.00	$25.00	4/28/2010 12:24:35 PM
danfrphils	$25.00	$25.00	4/28/2010 12:31:38 PM
1phantom	$50.00	$50.00	4/28/2010 9:19:50 AM
Hexnut	$28.95	$28.95	4/28/2010 12:49:37 PM
think-become	$25.00	$25.00	4/28/2010 12:31:34 PM
bid-papyrus	$25.00	$25.00	4/28/2010 12:48:10 PM
titaniumtommy	$25.00	$25.00	4/28/2010 1:52:40 PM
bowerz	$25.00	$25.00	4/28/2010 10:03:18 AM
Railbird	$25.00	$25.00	4/28/2010 10:05:40 AM
JanLal	$25.00	$25.00	4/28/2010 10:08:03 AM
SNH	$50.00	$50.00	4/28/2010 1:06:08 PM
ddog0224	$25.00	$25.00	4/28/2010 2:34:41 PM
SkiNZ	$25.00	$25.00	4/28/2010 10:45:51 AM
himanshuko	$25.00	$25.00	4/28/2010 2:41:38 PM
thegreatone	$36.10	$36.10	4/28/2010 10:49:11 AM
All_Wins	$25.00	$25.00	4/28/2010 3:08:15 PM
donloah	$25.00	$25.00	4/28/2010 11:10:10 AM
mathprof	$25.00	$25.00	4/28/2010 11:36:09 AM
Veridic	$25.00	$25.00	4/28/2010 3:57:37 PM
Emgolda	$25.00	$25.00	4/28/2010 11:44:28 AM
HamletTower	$25.00	$25.00	4/28/2010 4:16:12 PM
nofreelunch	$25.00	$25.00	4/28/2010 12:07:56 PM
investor7257	$25.00	$25.00	4/28/2010 4:16:17 PM
anakinsolo	$25.00	$25.00	4/28/2010 12:08:32 PM
Ducatiman1978	$25.00	$25.00	4/28/2010 4:16:34 PM
lloyd_s	$25.00	$25.00	4/28/2010 12:24:06 PM
NELNET	$41.70	$41.70	4/28/2010 3:08:13 PM
tolstoy00	$25.00	$25.00	4/28/2010 12:24:23 PM
amsterq	$25.00	$25.00	4/28/2010 3:32:42 PM
gelidfrank	$25.00	$25.00	4/28/2010 4:16:25 PM
ichibon	$75.00	$75.00	4/28/2010 4:16:28 PM
worth-arch	$25.00	$25.00	4/28/2010 4:24:14 PM
jblack01	$25.00	$25.00	4/28/2010 12:53:41 PM
jleng	$25.00	$25.00	4/28/2010 4:32:57 PM
transparency-giant	$50.00	$50.00	4/28/2010 4:53:07 PM
AF-Chief	$27.00	$27.00	4/28/2010 1:53:20 PM
ClearLake	$25.00	$25.00	4/28/2010 5:13:53 PM
tremendous-payment	$25.00	$25.00	4/28/2010 4:16:21 PM
rescue	$33.26	$33.26	4/28/2010 4:16:35 PM
Sixmil	$25.00	$25.00	4/28/2010 5:42:20 PM
KBank	$25.00	$25.00	4/28/2010 5:39:35 PM
loanfairy	$25.00	$25.00	4/28/2010 5:54:15 PM
the-profit-oracle	$25.00	$25.00	4/28/2010 5:55:37 PM
YellowJacket	$25.00	$25.00	4/28/2010 5:40:46 PM
seattleslug	$30.00	$30.00	4/28/2010 5:42:05 PM
cyonamine	$25.00	$25.00	4/28/2010 5:46:33 PM
jaredorlofsky	$100.00	$100.00	4/29/2010 1:12:25 PM
ScoopnDots	$75.00	$75.00	4/29/2010 8:43:25 PM
FloridaBookie	$25.00	$25.00	5/3/2010 5:03:25 AM
wwwUniversal	$25.00	$25.00	5/3/2010 5:45:51 AM
SpotLending	$25.00	$25.00	5/3/2010 6:37:25 AM
atlrealtor	$25.00	$25.00	5/4/2010 10:03:01 AM
julijask	$35.00	$35.00	5/4/2010 10:19:44 AM
colorfulgardener	$25.00	$25.00	5/4/2010 2:46:55 PM
integrity-doctor	$100.00	$100.00	4/27/2010 5:01:46 PM
rider350	$25.00	$25.00	4/27/2010 5:01:54 PM
thorough-exchange4	$25.00	$25.00	4/27/2010 5:01:59 PM
interest-jedi0	$50.00	$50.00	4/27/2010 5:01:44 PM
yield-seeker	$25.00	$25.00	4/27/2010 5:02:24 PM
TK4	$25.00	$25.00	4/27/2010 5:03:51 PM
KeepOnRunning	$34.64	$34.64	4/27/2010 5:02:51 PM
elasermd	$50.00	$50.00	4/27/2010 5:04:19 PM
jeffpac	$55.00	$55.00	4/27/2010 5:03:34 PM
Artist_Blue	$25.00	$25.00	4/27/2010 5:05:17 PM
metro457	$40.00	$40.00	4/27/2010 5:04:34 PM
inspired-contract9	$44.74	$44.74	4/27/2010 5:05:44 PM
loan-warrior	$25.00	$25.00	4/27/2010 5:04:45 PM
castleman	$25.00	$25.00	4/27/2010 5:06:27 PM
kenji4861	$25.00	$25.00	4/27/2010 5:15:07 PM
meux99	$25.00	$25.00	4/27/2010 5:15:42 PM
dharma1	$25.00	$25.00	4/27/2010 5:16:49 PM
tender-integrity3	$50.00	$50.00	4/27/2010 5:16:33 PM
dlshap	$25.00	$25.00	4/27/2010 5:18:12 PM
bchen78875	$36.41	$36.41	4/27/2010 5:02:32 PM
capital-web193	$25.00	$25.00	4/27/2010 5:02:48 PM
Divot	$25.00	$25.00	4/27/2010 5:18:15 PM
Sam65	$25.00	$25.00	4/27/2010 5:20:28 PM
Comoparklender	$30.00	$30.00	4/27/2010 5:04:05 PM
resource777	$25.00	$25.00	4/27/2010 5:04:16 PM
golden-responsibility189	$50.00	$50.00	4/27/2010 5:04:30 PM
sgt-schultz	$50.00	$50.00	4/27/2010 5:04:51 PM
nhm	$26.60	$26.60	4/27/2010 5:05:34 PM
lagnisiruk	$25.00	$25.00	4/27/2010 5:21:09 PM
fcukciti	$50.00	$50.00	4/27/2010 5:22:12 PM
nickel-ferret	$25.00	$25.00	4/27/2010 5:24:09 PM
tenacious-compassion9	$30.00	$30.00	4/27/2010 5:24:37 PM
Daneistes	$100.00	$100.00	4/27/2010 5:25:03 PM
antlr	$25.00	$25.00	4/27/2010 5:25:08 PM
Ivan2007	$25.00	$25.00	4/27/2010 5:24:01 PM
kulender	$25.00	$25.00	4/27/2010 5:25:17 PM
kind-adventurous-finance	$25.00	$25.00	4/27/2010 5:07:26 PM
afotherg	$25.00	$25.00	4/27/2010 5:25:49 PM
credit-scout7	$30.00	$30.00	4/27/2010 5:07:51 PM
money-surge1	$25.00	$25.00	4/27/2010 5:25:29 PM
nickel-advocator	$25.00	$25.00	4/27/2010 5:09:07 PM
investment-network	$25.00	$25.00	4/27/2010 5:26:04 PM
credit-coach118	$40.00	$40.00	4/27/2010 5:15:15 PM
mmckune	$25.00	$25.00	4/27/2010 5:27:39 PM
GrommetPosse	$25.00	$25.00	4/27/2010 5:16:45 PM
OLYVRC	$25.00	$25.00	4/27/2010 5:21:18 PM
MissionMicroFinance	$25.00	$25.00	4/27/2010 5:21:40 PM
delicious-social132	$40.00	$40.00	4/27/2010 5:24:16 PM
fantastic-openness	$50.00	$50.00	4/27/2010 5:24:42 PM
figs4u2	$80.00	$80.00	4/27/2010 5:25:41 PM
inventive-exchange	$25.00	$25.00	4/27/2010 9:22:52 PM
DadWarbucks	$25.00	$25.00	4/27/2010 9:34:18 PM
Angleofcare	$25.00	$25.00	4/27/2010 10:57:40 PM
Tradesmanlender	$25.00	$25.00	4/27/2010 10:13:59 PM
Merganser	$25.00	$25.00	4/28/2010 6:02:50 AM
don8ter	$28.62	$28.62	4/27/2010 8:19:38 PM
life-is-great	$25.00	$25.00	4/28/2010 8:32:44 AM
basis-mammal	$30.49	$30.49	4/28/2010 9:33:32 AM
bradny	$25.00	$25.00	4/28/2010 9:36:33 AM
wise-silver-wonder	$25.00	$25.00	4/28/2010 9:03:45 AM
salala	$25.00	$25.00	4/27/2010 10:13:56 PM
thedoctor	$55.93	$55.93	4/28/2010 10:29:34 AM
pubnat	$25.00	$25.00	4/28/2010 10:53:00 AM
zeelender	$25.00	$25.00	4/28/2010 11:43:16 AM
tsui517	$25.00	$25.00	4/28/2010 10:59:20 AM
gethsemane4	$25.00	$25.00	4/28/2010 12:01:47 PM
Interloper	$35.00	$35.00	4/28/2010 12:08:41 PM
alexstar	$25.00	$25.00	4/28/2010 11:34:35 AM
head	$25.00	$25.00	4/28/2010 11:35:25 AM
dumbass	$25.00	$25.00	4/28/2010 11:36:03 AM
theemhdoctor	$25.00	$25.00	4/28/2010 12:00:57 PM
unclejaef	$25.00	$25.00	4/28/2010 12:31:37 PM
r0b3m4n	$25.00	$25.00	4/28/2010 9:09:12 AM
Phantom99	$25.00	$25.00	4/28/2010 12:40:39 PM
yertle9	$25.00	$25.00	4/28/2010 9:27:45 AM
mikeandcat	$45.69	$45.69	4/28/2010 12:40:50 PM
charming-dime	$25.00	$25.00	4/28/2010 9:36:45 AM
torion	$25.00	$25.00	4/28/2010 1:53:22 PM
Orca-man	$25.00	$25.00	4/28/2010 1:12:55 PM
RJN	$25.00	$25.00	4/28/2010 10:53:03 AM
Casman8815	$25.00	$25.00	4/28/2010 3:00:04 PM
HHP	$25.00	$25.00	4/28/2010 3:01:41 PM
bowdish1	$50.00	$50.00	4/28/2010 4:16:05 PM
shrewd-peace7	$25.00	$25.00	4/28/2010 4:16:11 PM
wild_carrot	$25.00	$25.00	4/28/2010 4:23:11 PM
line6owner	$35.00	$35.00	4/28/2010 4:24:06 PM
museic1	$25.00	$25.00	4/28/2010 12:24:18 PM
yachey	$25.00	$25.00	4/28/2010 12:39:26 PM
degster	$25.00	$25.00	4/28/2010 12:42:35 PM
orderly-leverage	$40.00	$40.00	4/28/2010 4:16:26 PM
a-finance-nirvana	$25.00	$25.00	4/28/2010 12:49:12 PM
nbhz60a	$25.00	$25.00	4/28/2010 5:05:27 PM
discrete-asset	$25.00	$25.00	4/28/2010 5:07:42 PM
transparency-advocator	$25.00	$25.00	4/28/2010 1:53:23 PM
moola-man	$29.35	$29.35	4/28/2010 3:27:51 PM
interest-griffin	$33.69	$33.69	4/28/2010 3:52:41 PM
sloak	$25.00	$25.00	4/28/2010 4:24:12 PM
cingular	$25.00	$25.00	4/28/2010 5:42:26 PM
Lend2U21	$25.00	$25.00	4/28/2010 5:38:52 PM
Spaceman838	$25.00	$25.00	4/28/2010 5:58:24 PM
stolan	$25.00	$6.17	4/28/2010 6:04:07 PM
bobby4u3	$25.00	$25.00	4/28/2010 5:39:39 PM
latestone	$25.00	$25.00	4/28/2010 5:40:44 PM
new-reward-sequoia	$25.00	$25.00	4/28/2010 5:41:09 PM
persistent-value3	$25.00	$25.00	5/4/2010 9:38:45 AM
Richmp412	$25.00	$25.00	5/4/2010 11:26:30 AM
jtoms101	$25.00	$25.00	5/4/2010 3:33:14 PM
228 bids
Borrower Payment Dependent Notes Series 456043
This series of Notes was issued and sold upon the funding of the borrower loan #42430, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-28-2010
				Auction end date:	May-05-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06
Final lender yield:	25.18%	Final borrower rate/APR:	26.18% / 28.50%	Final monthly payment:	$80.77

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1996	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 7	Length of status:	0y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	21	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$7,570	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	38
Screen name:	hispadgirl	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	620-639 (Aug-2008)
Principal balance:	$865.59	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
Need small loan to help me catch up
Purpose of loan:
I was out of the job for 7 months last year and was able to secure a job out of state. Unfortunately the move set me back a bit and I was hoping I could secure a loan that could help me get back on track.

My financial situation:
I am a good candidate for this loan because I am a responsible, hard-working professional who has run into some bad luck the last year or so.?I am just trying to get a small loan so that I?can catch up?on a few?debts.

Monthly net income: $4,000.00

Monthly expenses:
??Housing: $1150
??Insurance: $120
??Car expenses: $550?
??Utilities: $200
??Phone, cable, internet: $ 300
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$25.00	$25.00	4/28/2010 7:32:51 PM
atomantic	$25.00	$25.00	4/28/2010 11:36:48 PM
market-pudding	$25.00	$25.00	4/29/2010 11:22:41 AM
wwwUniversal	$25.00	$25.00	4/29/2010 3:37:04 PM
icecoldcash	$25.00	$25.00	4/30/2010 10:01:58 AM
icecoldcash	$50.00	$50.00	4/30/2010 10:01:04 AM
icecoldcash	$25.00	$25.00	4/30/2010 10:01:43 AM
icecoldcash	$25.00	$25.00	4/30/2010 10:02:37 AM
icecoldcash	$25.00	$25.00	4/30/2010 10:03:56 AM
icecoldcash	$25.00	$25.00	4/30/2010 10:03:10 AM
exchange-cowbell5	$25.00	$25.00	5/4/2010 9:35:14 AM
vigilance-searcher	$25.00	$25.00	5/4/2010 11:52:01 AM
truth-trapper	$25.00	$25.00	5/4/2010 6:24:53 PM
boo_hoo	$50.00	$50.00	5/4/2010 5:19:02 PM
dudebrah	$25.00	$25.00	5/4/2010 7:48:16 PM
JamesDewsbury	$25.00	$25.00	5/5/2010 6:53:05 AM
planetibet	$50.00	$50.00	5/5/2010 11:59:16 AM
rupee-kung-fu7	$25.00	$25.00	5/5/2010 12:50:31 PM
Mr-Miracle	$25.00	$25.00	5/5/2010 2:20:03 PM
JJ-Loans	$50.00	$50.00	5/5/2010 12:51:37 PM
unclerock	$50.00	$50.00	5/5/2010 2:57:50 PM
dRatedOnly	$25.00	$25.00	5/5/2010 4:45:03 PM
social-conductor4	$25.00	$25.00	5/5/2010 5:01:01 PM
leverage-monger	$25.00	$25.00	5/5/2010 5:02:04 PM
finance-prescription	$100.00	$100.00	4/28/2010 5:23:25 PM
credit-coach118	$35.00	$35.00	4/29/2010 2:12:11 PM
SolarMoonshine	$25.00	$25.00	4/29/2010 5:25:39 PM
enthusiastic-balance5	$200.00	$200.00	4/29/2010 7:16:10 PM
icecoldcash	$50.00	$50.00	4/30/2010 10:02:17 AM
icecoldcash	$25.00	$25.00	4/30/2010 10:01:24 AM
icecoldcash	$25.00	$25.00	4/30/2010 10:03:36 AM
five-star-note	$25.00	$25.00	4/30/2010 5:22:30 PM
peso-miser	$25.00	$25.00	5/2/2010 9:15:34 PM
mattblizz	$25.00	$25.00	5/3/2010 12:06:09 AM
jpblan11	$25.00	$25.00	5/3/2010 8:47:53 AM
afterhours	$25.00	$25.00	5/3/2010 3:07:38 PM
FinanceEngine	$25.00	$25.00	5/4/2010 9:26:02 AM
irrelevant	$25.00	$25.00	5/4/2010 9:45:34 AM
twtb19	$25.00	$25.00	5/4/2010 10:20:30 AM
Bob450	$40.00	$40.00	5/4/2010 12:41:52 PM
AsianDragon	$25.00	$25.00	5/4/2010 5:21:13 PM
three-for-6	$100.00	$100.00	5/4/2010 5:23:21 PM
goodcents	$25.00	$25.00	5/4/2010 6:10:13 PM
glenium	$25.00	$25.00	5/5/2010 2:51:17 AM
Skeptical-one	$25.00	$25.00	5/5/2010 8:36:34 AM
jhernand17	$25.00	$25.00	5/5/2010 9:23:42 AM
leverage-monger	$25.00	$25.00	5/5/2010 7:05:05 AM
lend42013	$25.00	$25.00	5/5/2010 12:18:25 PM
Lender12	$2,000.00	$75.00	5/5/2010 1:32:39 PM
neorunner	$25.00	$25.00	5/5/2010 4:22:40 PM
sgt-schultz	$125.00	$125.00	5/5/2010 1:37:13 PM
upright-revenue7	$25.00	$25.00	5/5/2010 2:25:57 PM
Engineer44	$25.00	$25.00	5/5/2010 5:05:27 PM
capital-kingdom	$25.00	$25.00	5/5/2010 4:57:29 PM
54 bids
Borrower Payment Dependent Notes Series 456105
This series of Notes was issued and sold upon the funding of the borrower loan #42424, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Apr-28-2010
				Auction end date:	May-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	102%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	18 / 15	Length of status:	4y 6m
Credit score:	640-659 (Apr-2010)	Total credit lines:	47	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,905	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	10
Screen name:	wendi	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	620-639 (Mar-2010) 640-659 (Jan-2010) 620-639 (Aug-2009) 640-659 (Sep-2008)
Principal balance:	$223.52	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
2nd Baby 2nd Loan!!!
Purpose of this loan:
I am trying to be smarter about my finances. I would like to pay off most of my credit cards and my first prosper loan. One payment would be very beneficial in helping me conquer my debt.
I have never been late on my current loan, which is paid off this May.
We are having our second child in July. I got the first loan when we were having our first child. The loan was so helpful in getting things in order, I would like to do the same this time.
My financial situation:
I am a good candidate for this loan because I am a very hard working hairstylist. I have been in the business for 15 years. I am self-employed so after all my deductions are taken out it will explain my higher dtir%.
We are responsible people who like everyone else is trying to find the?best?way to deal with life's bills.
My bankruptcy has been discharged since 2004. I have been rebuilding my credit since.

Thank you for your time and hopefully once again your trust.

Monthly net income: $ 5600

Monthly expenses: $ 4953
??House payment: $ 1312
??Insurance: $ 146
??Car expenses: $ 1127
??Utilities: $ 450
??Prosper loan: $ 218
??Child care?$400
? Aflac: $ 100
??Credit cards and other loans: $ 600
??Other expenses: $ 600
I will replace the current prosper payment with the new one and still have $1047 open each month after paying off some credit cards.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jhouman	$25.00	$25.00	4/28/2010 5:25:01 PM
alexgalt	$25.00	$25.00	4/28/2010 11:33:01 PM
enthusiastic-balance5	$250.00	$250.00	4/29/2010 7:17:46 PM
well-mannered-income3	$30.00	$30.00	5/4/2010 6:18:54 PM
weezy22	$28.00	$28.00	5/5/2010 5:17:43 AM
KaChingInvestments	$25.00	$25.00	5/5/2010 5:43:18 AM
Lubava	$34.00	$34.00	5/5/2010 5:58:28 AM
MilitaryLending	$100.00	$100.00	5/5/2010 3:47:38 AM
MilitaryLending	$3,750.00	$1,290.17	5/5/2010 4:03:03 AM
farchoir	$25.00	$25.00	5/5/2010 6:51:03 AM
toxicbutterfly	$25.00	$25.00	5/5/2010 7:54:48 AM
reflective-rupee	$100.00	$100.00	5/5/2010 9:13:00 AM
peso-miser	$50.00	$50.00	5/5/2010 6:42:44 AM
innovator2	$50.00	$50.00	5/5/2010 7:03:47 AM
LeoBUSIIT	$25.00	$25.00	5/5/2010 9:38:00 AM
Ogerta	$50.00	$50.00	5/5/2010 10:30:10 AM
walkinonwater	$25.00	$25.00	5/5/2010 10:23:13 AM
Leshan	$25.00	$25.00	5/5/2010 7:42:24 AM
flibinite	$50.00	$50.00	5/5/2010 11:39:00 AM
Skeptical-one	$25.00	$25.00	5/5/2010 8:37:59 AM
reflective-rupee	$100.00	$100.00	5/5/2010 9:13:17 AM
jhernand17	$25.00	$25.00	5/5/2010 9:25:10 AM
DasMula	$25.00	$25.00	5/5/2010 2:00:48 PM
CommunityArts_Non-profit	$50.00	$50.00	5/5/2010 11:17:06 AM
neorunner	$25.00	$25.00	5/5/2010 4:24:43 PM
DasMula	$25.00	$25.00	5/5/2010 2:01:11 PM
Bob450	$40.00	$40.00	5/5/2010 2:44:47 PM
DasMula	$25.00	$25.00	5/5/2010 4:41:40 PM
transparency-tomahawk	$35.50	$35.50	5/5/2010 3:08:36 PM
social-conductor4	$25.00	$25.00	5/5/2010 4:59:03 PM
Tono	$25.00	$25.00	5/5/2010 5:03:04 PM
best-generosity-financier	$25.00	$25.00	5/2/2010 11:18:20 PM
reflective-rupee	$100.00	$100.00	5/4/2010 10:40:49 AM
Aberdeen	$400.00	$400.00	5/5/2010 4:07:35 AM
Aberdeen	$400.00	$400.00	5/5/2010 4:06:14 AM
McDeeter	$25.00	$25.00	5/5/2010 6:58:00 AM
Ogerta	$25.00	$25.00	5/5/2010 8:14:12 AM
lucrative-loan	$82.54	$82.54	5/5/2010 6:41:20 AM
exchange-cowbell5	$25.00	$25.00	5/5/2010 10:34:02 AM
Ronnieboy888	$25.00	$25.00	5/5/2010 7:43:12 AM
wealth-multiplier	$25.00	$25.00	5/5/2010 8:18:57 AM
Kash2010lu	$35.00	$35.00	5/5/2010 8:41:20 AM
DasMula	$25.00	$25.00	5/5/2010 2:01:33 PM
JauaFlash	$33.97	$33.97	5/5/2010 2:48:29 PM
realtormoises	$25.00	$25.00	5/5/2010 10:40:08 AM
Feyenoord	$27.10	$27.10	5/5/2010 12:51:32 PM
innovator2	$63.72	$63.72	5/5/2010 4:09:23 PM
47 bids
Borrower Payment Dependent Notes Series 456165
This series of Notes was issued and sold upon the funding of the borrower loan #42436, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-30-2010
				Auction end date:	May-07-2010

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61
Final lender yield:	24.60%	Final borrower rate/APR:	25.60% / 27.91%	Final monthly payment:	$200.39

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1998	Debt/Income ratio:	14%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	10y 4m
Credit score:	660-679 (Apr-2010)	Total credit lines:	21	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$6,754	Stated income:	$100,000+
Amount delinquent:	$366	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	17
Screen name:	publisherptw	Borrower's state:	Florida	Borrower's group:	Socorro Capital Partners
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	680-699 (Dec-2007)
Principal balance:	$690.36	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
2nd Loan - 27 On Time Payments!
I own a 2002 Land Rover Discovery II SE7 - which I intend to sale for $6-7,000 on eBay or Craig?s List. I own the car outright. I want to purchase another Land Rover ... or maybe a Ford Explorer - 2006-2008 age range. The $5,000 I am requesting, added to $6-7,000 for the sale of my current car will give me cash buying power?of $11-12,000 to negotiate a cash purchase. This is my second attempt at this listing - I?was almost 50% funded last time - but the timing of the closing was off. This time I will start with a higher percentage return - hopefully this might attract some more bidders - and ultimately enough to bid down the loan to a reasonable rate.??

My financial situation:
I am a good candidate for this loan because - all my payments are paid on time - I have a perfect 10 year record - other than my mortgage (and a disputed hospital bill - which is why I have the $366 delinquent). I did buy a $565,000 house in 2005 - with $7,000 in payments (first and second mortgage, taxes, insurance) - I was buying the house jointly with my lady friend. Like many, it was my intention to refinance to a lower rate - at which point the market crashed.?The house value?dropped to $320,000!!!! I let the house go into foreclosure?- resulting in pulling my credit score down. For the last two years I have been renting at $1,350 - a far cry from the $7,000! Needless to say all my payments have been on time - with some left over!!!!??

I have?a Prosper loan with a perfect record - and I do invest - although in small way right now. I have?9 loans I have funded - and 4 that have gone belly up!!!!

Monthly net income: $ 8,000

Monthly expenses: $ 7,253??
? Housing: $1,350??
? Insurance: $600 (Health, car, boat)??
? Car expenses: $200?(gas repairs on average)??
? Boat loan: $416 (four year perfect record of payments)?
? Daughters "Allowance" for college: $400?
? Utilities: $200??
? Phone, cable, internet: $500?(includes 3 cell phones, mine, mothers, my daughter)???
??Food, entertainment: $1,000??
? Clothing, household expenses $1,000??
??Prosper Loan: $86.66 (perfect 27 month history - 9 more months to pay off)?
? Credit cards: $1,000???
? Other expenses: $500
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $427.90 in winning bids.
"A Prosper Lender, Prior borrower and biz guy! He is also a member of one of the best groups on Prosper (Never a Default!). I am bidding large!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Is the Toy Website yours or a partners? - JGuide
A: www.mrps.ws is my site - I created it around the time I acquired the first loan from Prosper. At the time, I was thinking about opening a retail store - but that was put on hold. I did purchase $2,500 in collectible toys - which are now worth about $10,000. My overall collection is worth about $20,000. (May-06-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SolarMoonshine	$25.00	$25.00	4/30/2010 5:42:41 PM
jpblan11	$25.00	$25.00	5/3/2010 4:12:20 AM
HealthyWealthNow	$100.00	$100.00	5/3/2010 5:03:12 PM
sflash	$25.00	$25.00	5/3/2010 7:49:40 PM
Kash2010lu	$25.00	$25.00	5/3/2010 11:35:13 PM
loanman2007	$200.00	$200.00	5/4/2010 10:02:25 AM
dudebrah	$25.00	$25.00	5/4/2010 7:54:35 PM
unadilla	$50.00	$50.00	5/5/2010 5:34:44 AM
jlr1516	$100.00	$100.00	5/5/2010 2:34:55 AM
Flshedman	$50.00	$50.00	5/5/2010 7:05:56 PM
Nasdaq	$25.00	$25.00	5/5/2010 7:13:17 PM
BAEVentures	$25.00	$25.00	5/6/2010 6:23:38 AM
EEasyMoney	$25.00	$25.00	5/6/2010 7:08:45 AM
Kennfusion	$25.00	$25.00	5/6/2010 3:53:01 AM
catalystcf	$25.00	$25.00	5/6/2010 10:49:06 AM
top-unique-rate	$25.00	$25.00	5/6/2010 1:27:02 PM
heritage_loans	$27.82	$27.82	5/6/2010 10:43:38 AM
lendstats_com	$100.00	$100.00	5/6/2010 3:46:22 PM
fallentimbers	$25.00	$25.00	5/6/2010 5:11:14 PM
principal-star	$25.00	$25.00	5/6/2010 7:40:43 PM
brother_tam	$50.00	$50.00	5/6/2010 8:03:11 PM
stemper	$50.00	$50.00	5/6/2010 6:53:55 PM
credit-missile	$75.00	$75.00	5/7/2010 12:34:43 AM
dunrizzo	$34.51	$34.51	5/6/2010 8:19:59 PM
Socorro_Capital_Partners	$50.00	$50.00	5/6/2010 10:49:35 PM
John_Galt	$30.00	$30.00	5/6/2010 11:14:55 PM
WeshaTheLeopard	$25.00	$25.00	5/7/2010 7:05:23 AM
Rulea72	$27.67	$27.67	5/7/2010 7:56:57 AM
mrcrace	$50.00	$50.00	5/7/2010 8:59:17 AM
Lender-Trader	$25.00	$25.00	5/7/2010 9:54:42 AM
american-investor	$51.96	$51.96	5/7/2010 9:36:13 AM
mrcrace	$250.00	$250.00	5/7/2010 9:53:55 AM
Johnab	$26.00	$26.00	5/7/2010 12:03:55 PM
Kash2010lu	$25.00	$25.00	5/7/2010 12:14:49 PM
Ogerta	$25.00	$25.00	5/7/2010 11:36:50 AM
Bob450	$30.00	$30.00	5/7/2010 1:42:42 PM
LeoBUSIIT	$25.00	$25.00	5/7/2010 12:22:58 PM
prominence8	$30.00	$30.00	5/7/2010 12:36:55 PM
lendstats_com	$100.00	$100.00	5/7/2010 12:39:16 PM
worthy-bid4	$25.00	$25.00	5/7/2010 9:40:05 AM
Land_on_your_feet	$50.00	$50.00	5/7/2010 1:05:13 PM
reflective-rupee	$25.00	$25.00	5/7/2010 3:25:32 PM
Dollars4Rent	$25.00	$25.00	5/7/2010 2:15:52 PM
RecoveryLender	$25.00	$25.00	5/7/2010 2:48:08 PM
Firescreek	$25.00	$25.00	5/7/2010 11:05:34 AM
credit-missile	$69.21	$69.21	5/7/2010 11:40:52 AM
Champ3295	$25.81	$25.81	5/7/2010 11:47:50 AM
five-star-bonus6	$25.00	$25.00	5/7/2010 3:22:34 PM
ProjectVenture	$82.11	$36.39	5/7/2010 3:29:09 PM
loyalist1	$100.00	$100.00	4/30/2010 3:40:03 PM
Aberdeen	$400.00	$400.00	5/3/2010 4:26:26 AM
twjh	$25.00	$25.00	5/3/2010 8:33:20 AM
vulgy	$100.00	$100.00	5/3/2010 11:30:21 AM
umwol13	$50.00	$50.00	5/3/2010 11:56:48 AM
marinade	$50.00	$50.00	5/3/2010 5:05:12 PM
JGuide	$401.45	$401.45	5/3/2010 6:11:27 PM
paul1	$35.00	$35.00	5/3/2010 7:31:17 PM
hmarquiss4	$50.00	$50.00	5/3/2010 8:42:17 PM
UCLA4life	$25.00	$25.00	5/4/2010 9:52:49 AM
gpuck	$25.00	$25.00	5/4/2010 5:35:06 PM
credit-coach118	$35.00	$35.00	5/4/2010 8:56:26 PM
vigilance-searcher	$25.00	$25.00	5/5/2010 5:20:36 PM
Mr_Egret	$25.00	$25.00	5/5/2010 5:37:28 PM
BAEVentures	$50.00	$50.00	5/6/2010 6:23:11 AM
crdcteng	$50.00	$50.00	5/6/2010 7:01:36 AM
credit-missile	$25.00	$25.00	5/5/2010 8:42:28 PM
Leshan	$33.34	$33.34	5/6/2010 9:10:45 AM
nerlands	$25.00	$25.00	5/6/2010 9:41:29 AM
pythia	$25.00	$25.00	5/6/2010 11:03:29 AM
jhernand17	$25.00	$25.00	5/6/2010 7:40:29 PM
fillholdingsllc	$25.00	$25.00	5/6/2010 7:18:15 PM
Snoopylover	$25.00	$25.00	5/6/2010 11:50:05 PM
bondhedger	$25.00	$25.00	5/7/2010 7:23:59 AM
JGuide	$26.45	$26.45	5/7/2010 7:55:51 AM
Mikale360	$25.00	$25.00	5/7/2010 6:35:32 AM
worth-arch	$50.00	$50.00	5/7/2010 8:43:47 AM
mmeyer_jr	$50.00	$50.00	5/7/2010 8:57:46 AM
lend42013	$25.00	$25.00	5/7/2010 8:47:40 AM
aha6297	$59.37	$59.37	5/7/2010 8:50:14 AM
realtormoises	$25.00	$25.00	5/7/2010 9:34:51 AM
planetibet	$50.00	$50.00	5/7/2010 6:15:27 AM
coldfuzion	$50.00	$50.00	5/7/2010 10:00:31 AM
Feyenoord	$43.53	$43.53	5/7/2010 7:40:19 AM
Ray3486	$25.00	$25.00	5/7/2010 10:40:54 AM
w8291	$25.00	$25.00	5/7/2010 10:07:31 AM
responsive-rate884	$50.00	$50.00	5/7/2010 12:57:29 PM
Ogerta	$25.00	$25.00	5/7/2010 11:27:49 AM
Chesterite	$100.00	$100.00	5/7/2010 12:17:30 PM
Land_on_your_feet	$126.49	$126.49	5/7/2010 1:06:21 PM
market-pudding	$50.00	$50.00	5/7/2010 3:27:16 PM
Glenn_Graham	$100.00	$100.00	5/7/2010 1:57:34 PM
matthewa	$25.00	$25.00	5/7/2010 10:14:39 AM
OGS_Capital	$25.00	$25.00	5/7/2010 10:22:53 AM
damasterwc	$25.00	$25.00	5/7/2010 3:10:24 PM
leverage-monger	$25.00	$25.00	5/7/2010 12:00:22 PM
leverage-monger	$25.00	$25.00	5/7/2010 1:07:17 PM
draggon77	$25.00	$25.00	5/7/2010 1:39:12 PM
uncleubb	$25.00	$25.00	5/7/2010 3:22:41 PM
98 bids
Borrower Payment Dependent Notes Series 456267
This series of Notes was issued and sold upon the funding of the borrower loan #42408, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Apr-29-2010
				Auction end date:	May-06-2010

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 24.87%	Starting monthly payment:	$37.71
Final lender yield:	18.85%	Final borrower rate/APR:	19.85% / 23.63%	Final monthly payment:	$37.09

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2002	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	3y 9m
Credit score:	640-659 (Apr-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$3,186	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	mikethemusicman0	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for College
Purpose of loan:
This loan will be used to? start paying for some classes at ECU. I am currently waiting on the actual student loans to go through, but for some reason they are taking a little longer than thought. I will be attending starting this summer for my MBA.?Once the student loans get approved, I hope to be paying the loan off early.

My financial situation:
I am a good candidate for this loan because? I have both my income, and my wife's income for this loan. I have paid all payments on time for the last year or more. My credit is a little lower than I would like it and hope this small loan will help improve my credit a little more. Ever since December of 2004, my wife and I have been trying to repair our credit and be better with our money in and out flows. We had a bad year that year with a foreclosure. Please do not let that scare you off. We were young and newly married and really were not prepared for the "real" world out of high school. Since then we have bettered our credit and lifestyle through a lot of hard work. I have been with my company now almost 4 years and she has been with her company about 5 years. The income below is our income together. Our net?income is about 30 percent mine and 70 percent hers since I carry the health insurance for our family. Gross, we make about 50/50.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 1150
??Insurance: $ 150
??Car expenses: $?200
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?400
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ScoopnDots	$80.00	$80.00	4/29/2010 8:28:46 PM
Ven58	$25.00	$25.00	4/29/2010 4:46:02 PM
marwadi-62	$100.00	$100.00	4/30/2010 11:47:58 AM
frogperson	$100.00	$100.00	4/30/2010 1:09:46 PM
interstellar	$50.00	$50.00	5/3/2010 10:56:01 AM
duty-monger	$50.00	$50.00	5/4/2010 4:43:05 PM
colorfulgardener	$25.00	$25.00	5/5/2010 6:54:35 PM
goodhearted-basis4	$25.00	$25.00	5/5/2010 5:23:59 PM
mlj0671	$36.00	$36.00	5/6/2010 7:51:47 AM
Pu239	$60.00	$60.00	5/6/2010 9:33:20 AM
dollar-sensor	$25.00	$25.00	5/6/2010 9:54:28 AM
attractive-value	$25.00	$19.00	5/6/2010 2:08:11 PM
yons88	$30.00	$30.00	5/6/2010 3:40:14 PM
wild-orange	$25.00	$25.00	5/6/2010 1:32:34 PM
dgagli1	$25.00	$25.00	5/3/2010 8:17:46 AM
Easystreet	$25.00	$25.00	5/3/2010 10:56:20 AM
cash-vault	$25.00	$25.00	5/3/2010 4:55:45 PM
market-pudding	$25.00	$25.00	5/4/2010 10:31:08 AM
crjmechanic	$25.00	$25.00	5/6/2010 2:03:31 AM
ansky127	$25.00	$25.00	5/6/2010 6:47:38 AM
bluebouyz	$25.00	$25.00	5/5/2010 7:52:44 PM
Leshan	$25.00	$25.00	5/6/2010 8:59:09 AM
glenium	$25.00	$25.00	5/6/2010 2:37:41 AM
Asset-Builder	$75.00	$75.00	5/6/2010 9:57:17 AM
NV_Funding	$25.00	$25.00	5/6/2010 10:31:24 AM
wwwUniversal	$25.00	$25.00	5/6/2010 11:33:39 AM
26 bids
Borrower Payment Dependent Notes Series 456333
This series of Notes was issued and sold upon the funding of the borrower loan #42411, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Apr-30-2010
				Auction end date:	May-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$122.14
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$122.14

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2006	Debt/Income ratio:	53%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	5 / 5	Length of status:	3y 7m
Credit score:	600-619 (Apr-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$1,768	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	107%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	hartrunner2003	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,600.00	< 31 days late:	0 ( 0% )	520-539 (Mar-2008)
Principal balance:	$990.00	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Paying for last semester of college
This loan will be used to cover the cost of my?last semester?of college. I am a Christian Ministries major who wishes to go into the ministry as a pastor. In order to be more productive in my ministry,? I must spent more time in the missionary aspect of it. Because of this, I would need more time to pay off my college costs. Helping me with this would be really helpful and I would be really appreciative. I plan to graduate in the?Fall of 2010 and attend the?Mennonite Brethren Seminary in Fresno.?After that, I plan to spend a couple of years in Africa with Invisible Children because it is a real problem that has to be looked after.

I am a good candidate for this loan because I am a hard worker who will be working all summer in order to pay off his college loans. I am young but I have been taking care of myself for a very long time and I understand the value of a dollar more that most people. This will be my last semester and I am so close to achiving my goals. I took out?a prosper loan two years ago and have never been late on that loan. Hopefull, someone can help me out here because I do really need the help. My credit is not the best but I am still young and am fully confident that by using the Prosper system and with the help of human lenders, I can raise my credit up even more?in the months to come.

Monthly net income: $? 950

Monthly expenses: $
??Housing: n/a
??Insurance:??n/a
??Car expenses: $ n/a
??Utilities: $?15
??Phone, cable, internet: $ 40
??Food, entertainment: $?10
??Clothing, household expenses $10
??Credit cards and other loans: $ 50
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$25.00	$25.00	4/30/2010 3:49:37 PM
DasMula	$25.00	$25.00	5/2/2010 10:37:39 PM
reflective-rupee	$270.00	$270.00	5/4/2010 10:41:42 AM
reasonable-power	$25.00	$25.00	5/5/2010 3:30:03 PM
neorunner	$25.00	$25.00	5/5/2010 4:33:28 PM
SolarMoonshine	$25.00	$25.00	5/5/2010 5:51:00 PM
selector568	$50.00	$50.00	5/6/2010 9:23:40 AM
lucrative-loan	$100.00	$100.00	5/6/2010 9:23:39 AM
shrewd-income	$25.00	$25.00	5/6/2010 5:47:10 PM
american-investor	$50.00	$50.00	5/7/2010 9:38:05 AM
innovator2	$49.01	$49.01	5/7/2010 11:19:20 AM
YoungTaxMan	$300.00	$300.00	5/7/2010 11:23:19 AM
Bob450	$30.00	$30.00	5/7/2010 1:47:45 PM
marwadi-62	$200.00	$200.00	5/7/2010 2:01:29 PM
investment-visionary	$46.53	$46.53	5/7/2010 2:14:24 PM
payout-bridge	$230.00	$230.00	5/7/2010 3:28:28 PM
reflective-rupee	$500.00	$159.46	5/7/2010 3:04:05 PM
kronosmetis	$25.00	$25.00	5/7/2010 3:05:30 PM
DasMula	$25.00	$25.00	5/2/2010 10:37:54 PM
MilitaryLending	$100.00	$100.00	5/3/2010 12:51:31 AM
well-mannered-income3	$40.00	$40.00	5/4/2010 6:37:41 PM
Ronnieboy888	$50.00	$50.00	5/5/2010 7:47:27 AM
chiwang	$25.00	$25.00	5/5/2010 12:50:41 PM
Kash2010lu	$25.00	$25.00	5/5/2010 9:52:37 PM
jojofrankie	$100.00	$100.00	5/6/2010 9:26:30 AM
Leshan	$50.00	$50.00	5/6/2010 9:20:57 AM
FASTIZIO_P	$25.00	$25.00	5/6/2010 9:47:00 AM
Jrbgood	$50.00	$50.00	5/6/2010 2:54:16 PM
micko	$25.00	$25.00	5/6/2010 4:25:32 PM
NekHoldings	$25.00	$25.00	5/7/2010 5:12:07 AM
Feyenoord	$25.00	$25.00	5/7/2010 7:41:57 AM
dcm6276	$25.00	$25.00	5/7/2010 9:48:13 AM
Ray3486	$25.00	$25.00	5/7/2010 10:43:43 AM
Aberdeen	$400.00	$400.00	5/7/2010 11:26:38 AM
cunning-bill	$25.00	$25.00	5/7/2010 3:04:04 PM
35 bids
Borrower Payment Dependent Notes Series 456439
This series of Notes was issued and sold upon the funding of the borrower loan #42420, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-30-2010
				Auction end date:	May-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$217.13
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$217.13

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	16%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	0y 1m
Credit score:	660-679 (Apr-2010)	Total credit lines:	9	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,694	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	friendly-dime0	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Just a little help
Purpose of loan:
This loan will be used to? pay off two credit cards and two lingering medical bills from my first childs birth. I am making small payments on all four bills now, but the balances never seem to go down very much. This loan would relieve me of a lot of stress, and allow me to focus on my precious baby girls needs.

My financial situation:
I am a good candidate for this loan because? I am a hard worker who never lets anybody down.? I also feel a sence of obligation to anyone who lends me a helping hand.? I do my best to pay all of my debts back in full and always on time.

Monthly net income: $ 2,900

Monthly expenses: $?
??Housing: $735.00
??Insurance: $ 65.00
??Car expenses: $ 365.00
??Utilities: $?135.00
??Phone, cable, internet: $105.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $95.00
??Credit cards and other loans: $ 400.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What are the rates and amounts of each debt? - Serpent2801
A: I have two credit cards with 18.99% apr, and two medical bills with no interest. My Discover has 3300, Capital one has 250. And the rest is tied up in two Clarian North Hospital bills. Having a child wasnt cheap! :) (May-05-2010)
Q: looks like you have the payment covered by around 3X. I think most lenders would like to see a coverage of at least 4-5X. You might relist for less, and ..........see my page. good luck - Tono
A: Thanks! (May-05-2010)
Q: Do you have any day care costs while you are at work? Thanks. - green-transaction-charmer
A: Thanks for the question! Actually, I'm lucky enough to have my mom close, and she is retired, so she watches her for me at no charge. I just help her with household chores! (May-06-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Your_Bank	$150.00	$150.00	4/30/2010 4:45:05 PM
DasMula	$25.00	$25.00	5/2/2010 10:12:40 PM
Ogerta	$700.00	$700.00	5/3/2010 7:06:35 AM
AndyT1999	$25.00	$25.00	5/3/2010 7:53:42 AM
sgt-schultz	$75.00	$75.00	5/3/2010 7:39:04 AM
Rip128	$100.00	$100.00	5/3/2010 12:40:35 PM
SolarMoonshine	$25.00	$25.00	5/3/2010 5:32:38 PM
aztocas	$50.00	$50.00	5/4/2010 6:47:26 AM
Skeptical-one	$25.00	$25.00	5/4/2010 8:15:46 AM
retire	$25.00	$25.00	5/4/2010 9:06:57 AM
reflective-rupee	$240.00	$240.00	5/4/2010 9:27:13 AM
well-mannered-income3	$60.00	$60.00	5/4/2010 12:52:44 PM
Bill88	$30.00	$30.00	5/4/2010 1:09:50 PM
reasonable-power	$25.08	$25.08	5/4/2010 3:54:39 PM
green-transaction-charmer	$33.35	$33.35	5/4/2010 5:49:07 PM
nodebt2012	$30.00	$30.00	5/4/2010 8:48:41 PM
innovator2	$50.00	$50.00	5/4/2010 9:36:04 PM
Rip128	$50.00	$50.00	5/5/2010 7:10:11 AM
nilonc1	$75.00	$75.00	5/5/2010 3:43:35 PM
smart-capital696	$50.00	$50.00	5/5/2010 5:17:25 PM
loss-of-control	$50.00	$50.00	5/5/2010 6:33:14 PM
capital-deployment	$25.00	$25.00	5/5/2010 8:54:18 PM
Serpent2801	$25.00	$25.00	5/5/2010 9:16:34 PM
Leshan	$25.00	$25.00	5/6/2010 9:17:18 AM
icanhasloanz	$300.00	$300.00	5/6/2010 2:53:25 AM
pythia	$25.00	$25.00	5/6/2010 11:23:43 AM
sgt-schultz	$50.00	$50.00	5/6/2010 4:43:33 PM
lendstats_com	$100.00	$100.00	5/6/2010 3:50:30 PM
aquistoyraul	$50.00	$50.00	5/6/2010 6:07:38 PM
shrewd-income	$50.00	$50.00	5/6/2010 5:44:32 PM
Calif-smo	$25.00	$25.00	5/6/2010 9:39:30 PM
reflective-rupee	$240.00	$240.00	5/7/2010 9:13:05 AM
element40	$50.00	$50.00	5/7/2010 8:47:38 AM
credit-coach118	$25.00	$25.00	5/7/2010 9:03:52 AM
Skeptical-one	$25.00	$25.00	5/7/2010 8:10:11 AM
sturdy-peace9	$75.00	$75.00	5/5/2010 2:50:20 PM
reflective-rupee	$240.00	$240.00	4/30/2010 4:32:22 PM
DasMula	$25.00	$25.00	5/2/2010 10:12:26 PM
DasMula	$25.00	$25.00	5/2/2010 10:12:09 PM
buffalobills	$25.00	$25.00	5/3/2010 7:49:51 AM
victor111	$50.00	$50.00	5/3/2010 7:32:51 AM
FinDoc	$25.00	$25.00	5/3/2010 1:26:37 PM
periko	$50.48	$50.48	5/4/2010 7:34:16 AM
Rip128	$100.00	$100.00	5/4/2010 9:50:07 AM
pyungpyung	$78.39	$78.39	5/4/2010 1:44:07 PM
dynrep	$25.00	$25.00	5/5/2010 7:23:37 AM
green-transaction-charmer	$35.00	$35.00	5/5/2010 4:08:11 PM
green-transaction-charmer	$35.00	$35.00	5/5/2010 4:07:29 PM
SeaSkyGuy71	$25.00	$25.00	5/6/2010 6:39:12 AM
mcgovern2024	$146.10	$146.10	5/6/2010 11:35:01 AM
TheSweetLender	$40.00	$40.00	5/6/2010 2:43:35 PM
MikeyDee	$50.00	$50.00	5/6/2010 1:41:38 PM
basis-driver	$25.00	$25.00	5/6/2010 3:42:17 PM
realtormoises	$25.00	$25.00	5/6/2010 5:07:29 PM
debestof83	$28.22	$28.22	5/6/2010 4:19:48 PM
well-mannered-income3	$30.00	$30.00	5/6/2010 5:19:22 PM
marwadi-62	$50.00	$50.00	5/6/2010 5:52:16 PM
bid-caballero	$30.00	$30.00	5/6/2010 6:57:39 PM
Sudoku	$32.30	$32.30	5/6/2010 6:53:23 PM
reflective-rupee	$240.00	$240.00	5/7/2010 9:13:32 AM
green-transaction-charmer	$25.71	$25.71	5/7/2010 8:37:39 AM
Ogerta	$336.00	$330.37	5/7/2010 9:24:59 AM
vigilance-searcher	$25.00	$25.00	5/7/2010 8:25:37 AM
63 bids
Borrower Payment Dependent Notes Series 456705
This series of Notes was issued and sold upon the funding of the borrower loan #42374, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	May-03-2010
				Auction end date:	May-07-2010

Starting lender yield:	21.55%	Starting borrower rate/APR:	22.55% / 26.39%	Starting monthly payment:	$38.48
Final lender yield:	21.55%	Final borrower rate/APR:	22.55% / 26.39%	Final monthly payment:	$38.48

Auction yield range:	8.04% - 21.55%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2003	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	2y 4m
Credit score:	700-719 (May-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$291	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	duty-gyration	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$30.00	$30.00	5/3/2010 6:53:22 PM
Marathoner	$25.00	$25.00	5/3/2010 6:53:27 PM
Easystreet	$25.00	$25.00	5/3/2010 7:00:06 PM
Little_Tuna_College_Fund	$50.00	$50.00	5/3/2010 10:09:50 PM
USNavyVet	$25.00	$25.00	5/4/2010 9:46:40 AM
Whipster	$25.00	$25.00	5/4/2010 9:50:26 AM
transaction-circuit	$25.00	$25.00	5/4/2010 3:19:01 PM
Brown98	$25.00	$25.00	5/5/2010 3:45:58 PM
JaceSpade	$25.00	$25.00	5/5/2010 8:35:02 PM
the-profit-oracle	$25.00	$25.00	5/6/2010 3:38:03 AM
SolarMoonshine	$25.00	$25.00	5/6/2010 5:35:02 PM
market-pudding	$25.00	$25.00	5/6/2010 8:25:30 PM
pughclassic	$50.00	$50.00	5/6/2010 9:56:12 PM
glenium	$25.00	$25.00	5/7/2010 2:40:40 AM
kendigme	$29.50	$29.50	5/7/2010 3:31:00 AM
FundMaker	$25.00	$25.00	5/7/2010 6:58:34 AM
radforj22	$25.00	$25.00	5/3/2010 6:53:33 PM
finance-prescription	$100.00	$84.42	5/3/2010 6:53:37 PM
wwwUniversal	$25.00	$25.00	5/3/2010 7:00:51 PM
Little_Tuna_College_Fund	$50.00	$50.00	5/3/2010 10:09:34 PM
ValleyBHC	$25.00	$25.00	5/4/2010 4:47:20 AM
interstellar	$50.00	$50.00	5/5/2010 4:24:00 AM
foothillender	$25.00	$25.00	5/5/2010 7:57:53 AM
frogperson	$100.00	$100.00	5/5/2010 11:42:18 AM
drysdale-sd	$25.00	$25.00	5/6/2010 10:11:58 AM
newest-phenomenal-money	$25.00	$25.00	5/6/2010 2:01:57 PM
Bito03	$26.08	$26.08	5/6/2010 8:20:07 PM
icon7	$30.00	$30.00	5/7/2010 4:36:14 AM
enthusiastic-point	$25.00	$25.00	5/7/2010 5:30:37 AM
enthusiastic-point	$25.00	$25.00	5/7/2010 5:30:18 AM
30 bids
Borrower Payment Dependent Notes Series 456727
This series of Notes was issued and sold upon the funding of the borrower loan #42414, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-03-2010
				Auction end date:	May-09-2010

Starting lender yield:	21.25%	Starting borrower rate/APR:	22.25% / 26.09%	Starting monthly payment:	$38.32
Final lender yield:	19.95%	Final borrower rate/APR:	20.95% / 24.76%	Final monthly payment:	$37.65

Auction yield range:	11.04% - 21.25%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1999	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	4y 1m
Credit score:	660-679 (Apr-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$643	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	13
Screen name:	network800	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,200.00	< 31 days late:	0 ( 0% )	640-659 (Sep-2008)
Principal balance:	$672.30	31+ days late:	0 ( 0% )
Total payments billed:	18
Description
Buying a motorcycle to save money
Purpose of loan:
Buying? a motorcycle to cut down on?fuel costs and?miles on my car.?

My financial situation:
I have another loan on here, and if you can see I have never?been late on a payment.?

Monthly net income: $
1800
Monthly expenses: $
??Housing: $ 375
??Insurance: $ 100
??Car expenses: $ 200
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 50
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	5/3/2010 7:08:43 PM
MrBadExample	$100.00	$100.00	5/5/2010 8:26:46 PM
elmo667	$36.25	$36.25	5/7/2010 2:23:11 PM
marwadi-62	$100.00	$100.00	5/7/2010 2:02:27 PM
Land_on_your_feet	$50.00	$50.00	5/7/2010 12:57:04 PM
trade-goblin9	$25.00	$25.00	5/7/2010 7:17:20 PM
Tlrdlrrnch	$25.00	$25.00	5/8/2010 5:45:28 AM
zone6	$40.02	$40.02	5/8/2010 3:48:44 AM
virtuous-coin	$25.00	$25.00	5/8/2010 6:24:17 AM
basis-driver	$25.00	$25.00	5/8/2010 3:22:35 PM
harddollars	$25.00	$25.00	5/8/2010 8:18:04 AM
buckskin1234	$25.00	$25.00	5/8/2010 9:05:39 PM
balanced-balance6	$25.00	$25.00	5/9/2010 6:20:55 AM
exchange-cowbell5	$25.00	$25.00	5/8/2010 2:47:15 PM
reflective-rupee	$25.00	$25.00	5/8/2010 4:07:45 PM
jpblan11	$25.07	$25.07	5/4/2010 3:59:08 AM
SolarMoonshine	$25.00	$25.00	5/4/2010 5:58:46 PM
McDeeter	$50.00	$50.00	5/5/2010 9:04:30 AM
ptjg	$50.00	$50.00	5/7/2010 1:24:24 AM
newstar2000	$25.00	$25.00	5/7/2010 4:16:23 PM
rodolfo56	$50.00	$50.00	5/8/2010 3:20:29 AM
cr55595	$27.47	$27.47	5/8/2010 9:02:59 AM
John_Galt	$25.00	$25.00	5/8/2010 11:12:44 AM
crjmechanic	$25.00	$25.00	5/9/2010 2:41:02 AM
frogperson	$120.00	$21.19	5/8/2010 9:27:56 AM
redrose1518	$25.00	$25.00	5/9/2010 9:05:29 AM
26 bids
Borrower Payment Dependent Notes Series 457065
This series of Notes was issued and sold upon the funding of the borrower loan #42417, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	May-05-2010
				Auction end date:	May-07-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 12.75%	Starting monthly payment:	$31.89
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 12.75%	Final monthly payment:	$31.89

Auction yield range:	3.99% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	17%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	2y 6m
Credit score:	700-719 (May-2010)	Total credit lines:	12	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$1,417	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	want2getmarried1	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,210.00	< 31 days late:	0 ( 0% )	600-619 (Aug-2008)
Principal balance:	$1,057.40	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
My loan for debt consolidation
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KandKLegacyInvestments	$25.00	$23.82	5/5/2010 4:35:25 PM
phillipd48	$25.00	$25.00	5/5/2010 4:34:33 PM
Aethelwolf	$25.00	$25.00	5/5/2010 4:34:43 PM
kmprospeo	$25.00	$25.00	5/5/2010 4:35:00 PM
firefly17	$25.00	$25.00	5/5/2010 4:35:08 PM
satisfying-durability	$25.00	$25.00	5/5/2010 6:15:14 PM
uncleubb	$25.00	$25.00	5/5/2010 6:15:32 PM
freetolive	$25.00	$25.00	5/5/2010 9:35:56 PM
dontscrewmeover1	$25.00	$25.00	5/5/2010 6:31:20 PM
bonus-adventure3	$50.00	$50.00	5/6/2010 8:11:17 AM
royloomis	$25.00	$25.00	5/5/2010 9:57:58 PM
smarva	$25.00	$25.00	5/6/2010 6:38:47 AM
dbanwart	$25.00	$25.00	5/7/2010 4:29:53 AM
interstellar	$50.00	$50.00	5/7/2010 9:35:55 AM
mitcha1	$25.00	$25.00	5/7/2010 10:11:59 AM
jackbauer	$25.00	$25.00	5/5/2010 4:34:29 PM
bigmoyo	$25.00	$25.00	5/5/2010 4:35:05 PM
selector568	$250.00	$250.00	5/5/2010 4:41:06 PM
murren	$25.00	$25.00	5/5/2010 4:34:44 PM
BaxterSandy	$27.18	$27.18	5/5/2010 9:39:54 PM
MoneyForNothing	$25.00	$25.00	5/5/2010 7:47:09 PM
natural-affluence4	$75.00	$75.00	5/6/2010 7:14:05 AM
RandyL3	$99.00	$99.00	5/6/2010 4:52:30 PM
Kelor99	$25.00	$25.00	5/7/2010 9:37:50 AM
24 bids